This merger involves an offer of securities of foreign companies.  The offer is subject to disclosure requirements of a foreign country that are different from those of the United States.  Financial information included in this document was excerpted from financial statements prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in a foreign country, and all of its directors are residents of a foreign country.  You may not be able to sue a foreign company or its directors in a foreign court for violations of the U.S. securities laws.  It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

This document has been translated from the Japanese-language original for reference purposes only.
While this English translation is believed to be generally accurate, it is subject to, and qualified by, in its entirety, the Japanese-language original.  Such Japanese-language original shall be the controlling document for all purposes.

June 4, 2010

To Our Unitholders

Tomohiro Makino
Executive Officer
Nippon Commercial Investment Corporation
1-14-1, Kanda-Jinbocho, Chiyoda-ku, Tokyo

Convocation Notice of the 4th General Meeting of Unitholders

Nippon Commercial Investment Corporation (“NCI”) requests your attendance at the 4th general meeting of unitholders.  The meeting will be held as described below.

If you are unable to attend the meeting, you may exercise your voting rights in writing.  Please review the “Reference Documents for the General Meeting of Unitholders” attached hereafter, and exercise your voting rights by indicating your intention to vote “for” or “against” each agenda item and returning the enclosed voting right exercise form.  The voting right exercise form must be received by 6:00 p.m. of June 24, 2010 (Thursday).

Pursuant to Article 93, Paragraph 1 of the Act on Investment Trust and Investment Corporations of Japan (Act No. 198 of 1951, as amended) (the “Investment Trust Act”), NCI has provided, in Article 15, Paragraph 1 of its current Articles of Incorporation, that “if a unitholder does not attend a general meeting of unitholders and does not exercise their voting rights, such unitholder shall be deemed to have voted “for” each agenda item submitted to the general meeting of unitholders (excluding agendas which are contradictory to each other if multiple agendas are submitted to the meeting).”

Therefore, if you do not attend the 4th general meeting of unitholders and do not exercise your voting rights through the voting right exercise form, it will be deemed that you have voted “for” each agenda of the 4th general meeting of unitholders and the number of your voting rights will be included in the number of voting rights of unitholders who attend the general meeting.

1.	Date/Time:	June 25, 2010 (Friday) 4:00 p.m.

2.	Venue:	Tokyo Shoken Building (Hall on 8th Floor) 1-5-8, Nihombashi-kayabacho, Chuo-ku, Tokyo (Please see the map attached at the end of this notice.)
3.	Meeting Agenda:

Matters to be resolved:

	1st Agenda:	Approval of the merger agreement with United Urban Investment Corporation

	2nd Agenda:	Termination of the investment management agreement with Pacific Commercial Corporation

(End of Document)
* * * * * * * * * *

●	When you arrive at the general meeting of unitholders, please submit the enclosed voting right exercise form at the reception desk.

●
When exercising your voting right by proxy, the proxy shall be a unitholder of NCI who has the right to exercise his or her own voting right.  Please note that a document evidencing the proxy right must be submitted at the reception desk by such proxy with your voting right exercise form.

●	Method of notice of amendments to matters to be described in the reference documents for the general meeting of unitholders

If any amendment to matters to be described in the reference documents for the general meeting of unitholders becomes necessary up until one day prior to the 4th general meeting of unitholders, NCI will release the post-amendment information on its website (http://www.nci-reit.co.jp/).

  Reference Documents for the General Meeting of Unitholders

Agendas and Reference Matters

1st Agenda.   Approval of the Merger Agreement with United Urban Investment Corporation

I.	Grounds for Carrying out This Merger by Absorption

NCI and United Urban Investment Corporation (“UUR”) agreed to conduct a merger (the “Merger”) as of December 1, 2010 as the effective date (the “Effective Date”).
NCI and its asset management company Pacific Commercial Corporation (“PCC”), subsequent to the petition of Pacific Holdings, Inc. (“PHI”), PCC’s parent company, for reorganization under the Corporate Reorganization Act of Japan (the “Reorganization Act”) in March 2009, conducted various evaluations, including the transfer of all of the issued and outstanding shares of common stock of PCC (the “Common Stock of PCC”) to new shareholder(s) (sponsor(s)) by placing highest importance on the interests of the unitholders of NCI and the continued support from NCI’s major financial institutions, and by holding the protection of the stability of the financial strength of NCI and the realization of new growth strategies as its foremost priority.  Both NCI and UUR (i) analyzed and evaluated the potential of each portfolio, each investment corporation’s business strategies and financial strategies in details, and (ii) sincerely discussed options to increase the value of each investor’s holdings.  As a result, both NCI and UUR agreed that the implementation of the Merger would be likely to have sufficient synergy effects with respect to asset management including increased asset value, increased portfolio quality attendant with the increased asset value, and improved stability of revenue due to more diversity in properties/regions/tenants of the merged investment corporation, among others.  Furthermore, following the Merger, NCI and UUR hold the same expectations of improving flexibility to rebalance the portfolio through future property sales and other transactions by improving liquidity of units and by utilizing of “negative goodwill.”

The Merger shall be carried out through the merger by absorption method with UUR surviving as the existing entity by absorption and NCI being dissolved as the extinguished entity by absorption by the Merger.

Following the Merger, the surviving company after the Merger, UUR, as an integrated REIT corporation, will have one of the largest asset values on the J-REIT market.  In addition to increased brand power and recognition, UUR aims to establish itself as a leader in the J-REIT market.
NCI therefore requests the unitholders to support the Merger and approve the Merger Agreement with UUR.

II.	Outline of the Content of the Merger Agreement The outline of the content of the Merger Agreement shall be as set forth in Attachment 1.

III.	Outline of the Content of the Matters Listed in Items 1 through 3 of Paragraph 1 of Article 193 of the Regulations for Enforcement of the Act on Investment Trust and Investment Corporations of Japan

A.	Matters concerning the Propriety of the Merger Consideration

1.	Matters concerning the Propriety of the Total Merger Consideration to be Distributed upon the Merger by Absorption, its Calculation Methods, and its allotment

a.	Matters concerning the Merger Ratio and the Allotment

i.	Allotment of New Units

As a measure to prevent fractional units being allocated to NCI unitholders, UUR will split each UUR unit held by unitholders as listed or recorded on the final unitholders register of UUR as of the day prior to the Effective Date, into six (6) units on the Effective Date (the “Division of Units”).  On the assumption that the Division of Units would become effective, UUR will allocate its units at an allocation ratio of one (1) UUR unit as consideration per one (1) NCI unit following the Division of Units.

Name of Company	United Urban Investment Corporation (Surviving Company after the Merger)	Nippon Commercial Investment Corporation (Absorbed Company after the Merger)
Details of allocation of units in the Merger	1	Units following the split: 1 (Units prior to the split: 1/6)

Number of new UUR units to be issued in accordance with the Merger (after the Division of Units):	257,400 units (see note)

(Note)       This figure is based on the assumption that (i) there is no change in the number of units of UUR or NCI, and (ii) NCI does not receive any unit buyback requests pursuant to Article 149-3 of the Investment Trust Act, between now and the Effective Date.

ii.	Distribution of a Merger Payment

UUR will, within a reasonable period of time following the Effective Date, make a merger payment to NCI unitholders for the business period of NCI ending the day prior to the Effective Date, in place of cash distribution, to those listed or recorded on the final unitholders register of NCI as of the day prior to the Effective Date, of an amount equivalent to cash distributions of NCI in relation to the same business period.

b.	Basis and Background of the Calculation

NCI appointed Mitsubishi UFJ Morgan Stanley Securities Co., Ltd. (“Mitsubishi UFJ Morgan Stanley Securities”) and UUR appointed JPMorgan Securities Japan Co., Ltd. (“J.P. Morgan”), respectively, as financial advisors for the Merger.  In order to ensure the fairness of the calculation of the merger ratio to be used in the Merger (the “Merger Ratio”), UUR and NCI requested their respective financial advisors to conduct financial analysis in relation to the Merger Ratio to be used in the Merger.

Mitsubishi UFJ Morgan Stanley Securities conducted its analysis of the Merger Ratio by comprehensively considering the results of the analysis based on the Market Unit Price Analysis, Comparable REITs Analysis, Dividend Capitalization Analysis, Discounted Cash Flow analysis (“DCF Analysis”), and Market Net Asset Value Analysis in order to produce a diverse analysis of the market unit value and future profitability of both NCI and UUR. A summary of the analysis performed by Mitsubishi UFJ Morgan Stanley Securities is as follows:

Method of Analyses	Range of Merger Ratio
Market Unit Price Analysis	0.235 - 0.300
Comparable REIT Analysis	0.117 - 0.319
Dividend Yield Analysis	0.148 - 0.262
DCF Analysis	0.074 - 0.245
Market Net Asset Value Analysis	0.520

(Note)	The table above shows the range of the number of units of UUR which will be allotted to each unit of NCI.

The market unit price analysis was conducted based on the closing market unit price as of the base date of calculation (April 21, 2010) and the average closing market unit prices for one month, three month, six month and twelve month periods prior to the base date of calculation for each investment corporation, considering the recent market trading trends of their units.

J.P. Morgan has performed valuation by using the average unit price analysis, as well as the dividend discount model (DDM) analysis based on the projections for UUR and NCI furnished to J.P. Morgan by UUR and JRA and prepared by the managements of UUR and NCI, net asset value (NAV) analysis, and the public trading multiples analysis based on publicly available information. A summary of the valuation performed by J.P. Morgan is as follows.

	Valuation Method	Range of Merger Ratio
1-1	Average Unit Price Analysis (Base Date I)	0.234 ~ 0.248
1-2	Average Unit Price Analysis (Base Date II)	0.126 ~ 0.206
2	Dividend Discount Model (DDM) Analysis	0.150 ~ 0.230
3	Net Asset Value (NAV) Analysis	0.076 ~ 0.267
4	Public Trading Multiples Analysis	0.157 ~ 0.210

(Note)	The range of the Merger Ratio represents the number of the unit of UUR prior to the unit splits that will be allocated per unit of NCI.

In performing the average unit price analysis, J.P. Morgan used (1) April 21, 2010 as the base date I (the “Base Date I”), and reviewed the per unit closing price trading data of UUR and NCI on the Base Date I, and the one-month average and three-month average per unit closing prices through the Base Date I, as well as (2) March 10, 2009, on which the press release of the NCI “Notice of Petition to Commence Corporate Reorganization Proceedings Filed by the Asset Manager’s Parent Company and Future Prospects of the Investment Corporation and Asset Manager” was released, as the base date II (the “Base Date II”), and reviewed the per unit closing price trading data of UUR and NCI on the Base Date II, and the one-month average and three-month average per unit closing prices through the Base Date II.

As described above, both UUR and NCI requested their respective financial advisors to conduct financial analysis in relation to the Merger Ratio and determined the Merger Ratio after an overall consideration of the factors of the results of the respective financial analyses and other results.

In order to ensure the fairness of the Merger, NCI appointed, for its unitholders, Mitsubishi UFJ Morgan Stanley Securities, an independent third party appraiser, and based on certain preconditions, NCI has received a merger ratio calculation report from Mitsubishi UFJ Morgan Stanley Securities containing an analysis of the allocation of units in the Merger from a financial perspective.  Based on the above, the Board of Officers of NCI has determined that measures have been taken to ensure the fairness of the Merger.

In order to ensure the fairness of the Merger, UUR appointed, for its unitholders, J.P. Morgan, an independent third party appraiser, and based on certain preconditions, UUR has received a merger ratio calculation report from Morgan Stanley containing an analysis of the allocation of units in the Merger from a financial perspective.  Based on the above, the Board of Officers of UUR has determined that measures have been taken to ensure the fairness of the Merger.

c.	Relationship with the Appraisers

Mitsubishi UFJ Morgan Stanley Securities, the financial advisor (an appraiser) of NCI, is not a related party of either NCI or UUR (“a related party” as defined in Article 67, Paragraph 4 of the Rules on Calculation of Investment Corporations (Cabinet Ordinance No. 47 of 2006, as amended), the same shall apply below) and has no material interest with respect to the Merger in either party which should be mentioned.

J.P. Morgan, the financial advisor (an appraiser) of UUR, is not a related party of either NCI or UUR and has no material interest in either party with respect to the Merger which should be mentioned.

2.	Reasons for Selecting Cash as part of the Merger Payment

UUR will, within a reasonable period of time following the Effective Date, make a merger payment to NCI unitholders for the business period of NCI ending the day prior to the Effective Date, in place of cash distribution, to those listed or recorded on the final unitholders register of NCI as of the day prior to the Effective Date, of an amount equivalent to cash distributions of NCI in relation to the same business period.

3.	Matters concerning the Propriety of the Decision made with Respect to Matters concerning UUR’s Total Amount of Contribution

a.	Total amount of contribution: 0 yen

b.
Surplus contribution: The amount calculated by subtracting from the amount of increase/decrease in the unitholders’ equity, etc. as set forth in Article 22, Paragraph 1 of the Rules on Computations concerning Investment Corporations the amount set forth in the immediately preceding Item

With respect to matters concerning the total amount of contribution, NCI has determined that the amount is appropriate since it has been decided under the Merger Agreement in accordance with the “Accounting Standard for Business Combination” and the “Applicable Guidelines for the Accounting Standard for Business Combination and the Accounting Standard for Spinoffs, etc.,” and so forth; provided, however, that NCI and UUR may take the respective financial conditions of NCI and UUR on the day immediately preceding the Effective Date into consideration and agree to change the amount.

B.	Matters to be Referenced with Regard to the Merger Consideration

1.	Provisions of the Articles of Incorporation of the Existing Entity by Absorption (i.e., UUR)

The provisions are as set forth in Attachment 2.

2.	Matters concerning the Encashment Method for the Units to be Delivered as Merger Consideration

a.	Market on which the said units are traded REIT market on the Tokyo Stock Exchange

b.	Intermediary, agency, or agent for trading the said units Securities firms, etc. that are the participants who trades on, or the members of, the Tokyo Stock Exchange

3.	Matters concerning the Market Price of the Units to be Delivered as Merger Consideration

 Monthly high and low prices (closing prices) of the units of UUR for the most recent 6 months are as follows:

Month	November 2009	December 2009	January 2010	February 2010	March 2010	April 2010
High (JPY)	546,000	493,000	513,000	480,000	538,000	618,000
Low (JPY)	435,000	437,000	466,000	438,000	468,000	536,000

C.	Matters concerning Accounting-Related Statements, etc.

1.	Matters concerning the Surviving Entity (i.e., UUR)

a.	Details of the accounting statements, reports on asset management, and statements for cash distributions for the final business period of UUR Please see Attachment 3.

b.
Details of dispositions of material properties, repayments of material debts, and any other events that occurred subsequent to the last day of the final business period of UUR that may have a material effect on the financial conditions of UUR

i.
On December 16, 2009, UUR decided to obtain a loan in the total amount of 15.4 billion yen to finance the repayment of the existing loans payable, and, through such borrowing, has completed the repayment of such loans payable of 15.4 billion yen as of December 21, 2009.

ii.	On December 25, 2009, UUR acquired the Four Season Building (acquisition price: 4.2 billion yen; assets acquired: beneficial interest in real estate trusts).

iii.
A share transfer agreement dated May 10, 2010 was entered into by and among JRA, which is an asset management company for UUR, the administrator of PHI and NCI, pursuant to which PHI shall transfer all of the outstanding shares of PCC, to JRA, and JRA shall receive the same as of June 30, 2010.

2.	Matters concerning the Entity to be absorbed (i.e., NCI)

Details of the dispositions of material properties, the repayments of material debts, and any other events that occurred subsequent to the last day of the final business period of NCI and that may have a material effect on the financial conditions of NCI

i.
On March 17, 2010, NCI decided to buy back and cancel a portion of its investment corporation bonds, and with cash on hand, has completed such partial buyback and cancellation of such investment corporation bonds in the amount of 1.9 billion yen as of March 23, 2010.

ii.
On March 25, 2010, NCI decided to obtain a loan in the amount of 50,300,001,000 yen to finance the repayment of the existing loans payable, and, through such borrowing as well as with cash on hand, has completed the repayment of such loans payable of 50,373,056,106 yen as of March 29, 2010.

iii.
On April 6, 2010, NCI decided to obtain a loan in the amount of 8 billion yen to finance the redemption of its investment corporation bonds, and through such borrowing, together with cash on hand, has completed the redemption of such investment corporation bonds with 8.1 billion yen as of April 13, 2010.

iv.
On April 27, 2010, NCI decided to obtain a loan in the amount of 6,330 million yen to finance the repayment of the existing loans payable, and, through such borrowing, together with cash on hand, has completed the repayment of such loans payable of 6,339,881,547 yen as of April 30, 2010.

v.
A share transfer agreement dated May 10, 2010 was entered into by and among JRA, the administrator of PHI and NCI, pursuant to which PHI will transfer all of the outstanding shares of PCC, to JRA, and JRA shall receive the same as of June 30, 2010.

2nd Agenda.   Approval of the Termination of the Investment Management Agreement with Pacific Commercial Corporation

It has been determined that in connection with the Merger between NCI and UUR, NCI will terminate the asset management agreement between NCI and PCC that is currently in force as of the Effective Date, subject to the Merger becoming effective.  NCI therefore requests the unitholders to approve such termination.
With respect to the asset management agreement that UUR has entered into with JRA, it is expected that even after the completion of the Merger, JRA will continue to provide relevant services concerning the management of the assets of UUR, which will be the surviving entity.
This Agenda is proposed subject to the 1st Agenda “Approval of the Merger Agreement with United Urban Investment Corporation” being approved as originally proposed.

(Note)         If any agenda has conflicting purpose with those of other agendas submitted to the general meeting of unitholders, the provisions of “deemed consent” set forth in Article15, Paragraph 1 of the current Articles of Incorporation pursuant to the provisions of Article 93, Paragraph 1 of the Investment Trust Act shall not be applicable to any such agenda.  Neither the 1st nor 2nd Agenda described above falls under such category of agendas with conflicting purposes.

(End of Document)

Attachment 1

Merger Agreement (Copy)

This merger agreement (hereinafter referred to as the “Merger Agreement”) is entered into by and between United Urban Investment Corporation (hereinafter referred to as “UUR”) and Nippon Commercial Investment Corporation (hereinafter referred to as “NCI”) with respect to the merger between UUR and NCI (hereinafter referred to as the “Merger”) as follows:

Article 1.	Method of the Merger

Pursuant to Article 147 of the Act on Investment Trust and Investment Corporations of Japan (Act No. 198 of 1951, as amended) (the “Investment Trust Act”), UUR and NCI shall carry out a merger by absorption with UUR being the surviving entity and NCI being absorbed into UUR.

Article 2.	Trade Names and Addresses of the parties to the Merger

The trade names and the addresses, respectively, of the surviving entity and the entity to be absorbed are as follows:

(1)	The trade name and address of surviving entity Trade name: United Urban Investment Corporation Address: Shiroyama Trust Tower 18th Floor, 3-1, Toranomon 4-chome, Minato-ku, Tokyo

(2)	The trade name and address of the entity to be absorbed Trade name: Nippon Commercial Investment Corporation Address: 14-1, Kanda-Jinbocho 1-chome, Chiyoda-ku, Tokyo

Article 3.	Division of Units of UUR

On the conditions that (i) the approval set forth in Article 7, Paragraph 1 will be obtained at the general meeting of unitholders of UUR set forth in the same Paragraph, and the approval set forth in Article 7, Paragraph 2 will be obtained at the general meeting of unitholders of NCI set forth in the same Paragraph, (ii) the Merger Agreement has not been terminated or invalidated as of the day immediately preceding the date on which the Merger takes effect (hereinafter referred to as the “Effective Date”), and (iii) all of the preconditions for the effectuation of the Merger as set forth in accordance with Article 13 can reasonably be expected to be met, UUR shall implement a division of units held by the unitholders listed on or recorded in the final list of unitholders of UUR as of the day immediately preceding the Effective Date by dividing one unit into six units as of the Effective Date.

Article 4.	Matters concerning the method of calculating the number of units of UUR to be issued upon the Merger and the allotment of such units

Upon the Merger, UUR shall issue new units of UUR, subsequent to the division set forth in Article 3, in the total number of the units equal to the number of units of NCI held by the unitholders listed on or recorded in the final list of unitholders of NCI on the day immediately preceding the Effective Date (excluding UUR, NCI, and NCI’s unitholders who demanded that the units held by such unitholders be bought back pursuant to the provisions of Article 149-3 of the Investment Trust Act; hereinafter referred to as the “Unitholders for Allotment”), and shall allot such new units to the Unitholders for Allotment at a ratio of one unit of UUR subsequent to the division set forth in Article 3 per one unit of NCI held by the Unitholders for Allotment.

Article 5.	Matters concerning the total amount of contribution to the surviving entity

The total amount of contribution as well as the amount of surplus contribution in UUR to be increased in connection to the Merger shall be as set forth below; provided, however, that UUR and NCI may take the respective financial conditions of UUR and NCI on the day immediately preceding the Effective Date into consideration and agree to change such amount.

(1)	Total amount of contribution: 0 yen
(2)
Surplus contribution: The amount calculated by subtracting from the amount of increase/decrease in the unitholders’ equity etc., as set forth in Article 22, Paragraph 1 of the Rules on Computations concerning Investment Corporations (Cabinet Office Ordinance No. 47 of 1996, as amended), the amount set forth in the immediately preceding Item.

Article 6.	Effective Date

The effective date of the Merger shall be December 1, 2010; provided, however, that UUR and NCI may agree to change the said date, should there be any procedural necessity in connection with the Merger and any other events.

Article 7.	The General Meeting of Unitholders for the Approval of the Merger Agreement, etc.

1.
Pursuant to the provisions in Article 149-7, Paragraph 2 of the Investment Trust Act, UUR shall carry out the merger by absorption in accordance with the Merger Agreement without obtaining the approval of the general meeting of unitholders as set forth in Article 149-7, Paragraph 1 of the said Act; provided, however, that UUR shall hold its general meeting of unitholders on June 29, 2010 or such other date as otherwise agreed on and determined by UUR and NCI, and shall seek approval for the amendment of the Articles of Incorporation and any other any other agendas, which shall be separately agreed upon by UUR and NCI.

2.
NCI shall hold its general meeting of unitholders on June 25, 2010 or such other date as otherwise agreed on and determined by UUR and NCI, and shall seek approval for: (i) the Merger Agreement pursuant to the provisions in Article 149-2 of the Investment Trust Act; and (ii) the termination of the asset management agreement with Pacific Commercial Corporation (hereinafter referred to as “PCC”) as of the Effective Date, and (iii) any other agendas which shall be separately agreed upon by UUR and NCI.

Article 8.	UUR’s Related Companies, etc. subsequent to the Merger

1.	The trade name of UUR shall not change in the Merger and shall remain as United Urban Investment Corporation.
2.
PCC for UUR (an asset management company as defined in Article 2, Paragraph 19 of the Investment Trust Act; the same shall apply hereinafter), the custodian for UUR (a custodian as defined in Article 2, Paragraph 20 of the Investment Trust Act; the same shall apply hereinafter), general administration companies of UUR (each general administrator as defined in Article 2, Paragraph 21 of the Investment Trust Act who perform general administrative work delegated to it as defined in all Items of Article 117 of the Investment Trust Act; the same shall apply hereinafter), and the accounting auditor shall not change in connection with the Merger; provided, however, that the same shall not apply if UUR and NCI otherwise discuss and agree.

3.
Subject to the Merger becoming effective, NCI shall terminate the asset management agreement with PCC, the asset custody service agreement with the custodian, the auditing service agreement with the accounting auditor, administrative service agreements with general administration companies (excluding, however, (i) the agreement with Mizuho Corporate Bank, Ltd. with respect to general administrative work for UUR’s investment corporation bonds, and (ii) the agreement with Mitsubishi UFJ Trust and Banking Corporation with respect to the administration of special accounts), and any other agreements separately agreed upon between UUR and NCI; provided, however, that the same shall not apply if UUR and NCI otherwise discuss and agree.

Article 9.	Cash Distributions

1.
During the period from the signing date of the Merger Agreement and the Effective Date, UUR may make a cash distribution to the unitholders listed on or recorded in the final list of unitholders of UUR as of May 31, 2010 or registered pledgees of units, up to the amount of distributable profits in the account settlement for the business period ended May 31, 2010.  Except for the aforementioned distribution, UUR shall not make any other cash contribution to its unitholders.

2.
During the period from the signing date of the Merger Agreement to the Effective Date, NCI may carry out cash distributions (i) to the unitholders listed on or recorded in the final list of unitholders of NCI as of February 28, 2010 or registered pledgees of units, up to the amount of distributable profits in the account settlement for the business period ended February 28, 2010, and (ii) to the unitholders listed on or recorded in the final list of unitholders of NCI as of August 31, 2010 or registered pledgees of units, up to the amount of distributable profits in the account settlement for the business period ended August 31, 2010, respectively. Except for the aforementioned distributions, NCI shall not make any other cash contribution to its unitholders.

Article 10.	Merger Consideration

In addition to the units set forth in Article 4, UUR shall, in place of cash distributions to NCI’s unitholders for the business period of NCI (hereinafter referred to “NCI’s Final Business Period”) ended the day immediately preceding the Effective Date, pay to the Unitholders for Allotment the merger consideration for the units of NCI held by the Unitholders for Allotment in the amount (with any fractional amount less than one (1) yen being rounded down) calculated using the formula shown below, taking into consideration NCI’s earnings for NCI’s Final Business Period, the administrative procedures, etc. for the payment of the merger considerations, etc., within a reasonable period of time subsequent to the Effective Date.

Amount of the merger consideration per one (1) unit	=	NCI’s amount of distributable profits as of the day immediately preceding the Effective Date
Number of NCI’s outstanding units as of the day immediately preceding the Effective Date

Article 11.	Succession by UUR

As of the Effective Date, UUR shall succeed all and any of NCI’s assets and liabilities as well as NCI’s rights and obligations that exist as of the Effective Date.

Article 12.	Covenants

1.
During the period from the signing date of the Merger Agreement (inclusive thereof) to the Effective Date (inclusive thereof), each of UUR and NCI shall carry out its own business and manage and operate its own properties with due care of a prudent manager, in substantially the same manner as prior to entering into the Merger Agreement as well as in the ordinary course of business operations, and shall have its asset management company, custodian, general administrative companies, accounting auditor or other third parties execute, manage, and operate in the same manner.  As to any act that may have a material effect on its properties or its rights or duties (including issuing its units, etc., but excluding the ones specified in the Merger Agreement), the party acting shall conduct such act only with the prior consent of the other party (which may not unreasonably be denied, withheld, or delayed).  NCI shall terminate the investment unit administration agency agreement with Mitsubishi UFJ Trust and Banking Corporation that is valid as of the signing date of the Merger Agreement by August 31, 2010 or such other date as otherwise agreed on and determined by UUR and NCI, and then enter into a new administrator agreement for the administration of the unitholders list, etc. with The Chuo Mitsui Trust and Banking Company, Limited.  UUR shall consent to such termination and such signing of the new agreement in the Merger Agreement.

2.
During the period from the signing date of the Merger Agreement (inclusive thereof) to the Effective Date (inclusive thereof), UUR and NCI shall take operational measures that shall be required for the Merger including improving the financial strength of and maintaining other systems for the investment company that will survive and exist subsequent to the Merger (hereinafter referred to as the “Surviving Company”), and in order to implement such measures, UUR and NCI shall cooperate as required, including by exchanging information, etc.

3.
During the period from the signing date of the Merger Agreement (inclusive thereof) to the Effective Date (inclusive thereof), UUR and NCI shall be responsible for performing their respective debt obligations, etc., and shall not breach any financial covenant (provided, however, that if NCI has obtained consent or confirmation from all the financial institutions providing NCI with lendings, in such details reasonably satisfying to UUR and all the financial institutions providing UUR with lendings, that should NCI contravene any of financial covenants in the period ended August 31, 2010, such contravention would not cause any change in such financial covenant or any acceleration, etc., the breaches with such consent or confirmation shall be excluded).

4.
NCI shall exert its utmost effort to obtain consent from all the financial institutions providing NCI with lendings that such institutions will release collaterals taken from NCI and held at such institutions for such lendings by the day immediately preceding the Effective Date, and at the same time NCI shall exert its utmost effort to fully repay the loan NCI borrowed from The Sumitomo Trust & Banking Co., Ltd., the trustee, (as part of the Real Estate Market Stabilization Fund) by the due date in a manner reasonably satisfying to UUR prior to the Effective Date in accordance with the term loan agreement dated April 6, 2010 (loan agreement No. 37).

5.
During the period from the signing date of the Merger Agreement (inclusive thereof) to the Effective Date (inclusive thereof), neither UUR nor NCI shall, without the prior written consent of the other party, engage itself in any information provision, solicitation, negotiation, discussion, etc. to or with any third party other than the other party hereto with respect to any transaction that may bring any similar results, or may be similar in any way to the Merger, or any other transaction that may have any conflicting purpose with or may be inconsistent with the Merger (hereinafter referred to as the “Obstructions, etc. of the Merger”). If either UUR or NCI breaches such duty, the breaching party shall be responsible to reimburse all costs and expenses incurred by the other party and to pay a penalty in the amount of one (1) billion yen.

Article 13.	Preconditions of the Effectiveness of the Merger

In cases where any of the following preconditions to the effectiveness of the Merger has not been met, or in cases where it has become evident that any of the following preconditions to the effectiveness of the Merger will not be met by the day immediately preceding the Effective Date (provided, however, that in either of such cases it shall exclude cases where the cause including violation, error, problem, etc. is attributable to UUR itself or NCI itself or its related parties.  UUR and NCI shall confirm that the inability to obtain any approval at the general meeting of unitholders as set forth in Article 7, Paragraphs 1 or 2 has not occurred due to any cause including violation, error, problem, etc. attributable to UUR itself or NCI itself, other than such cases where either UUR or NCI expresses its intent to object to the Merger, commits any Obstruction, etc. of the Merger, or otherwise carries out any act that makes approval of the general meeting of unitholders difficult, as set forth in Article 7, Paragraphs 1 or 2 (including any omission of reasonably practicable measures that are required to resolve such difficulties)), either UUR or NCI may terminate the Merger Agreement by giving notice in writing to the other party of such termination, without any liability or payment obligation owed to the other party (provided, however, that the same shall not necessarily apply to the liabilities and payment obligations due to any breach of the Merger Agreement by the terminating party hereto).  If either UUR or NCI does not exercise its cancellation right by the day immediately preceding the Effective Date (inclusive thereof), the Merger shall take effect as of the Effective Date.

(1)
It has been confirmed in such details and manner reasonably satisfying to UUR and NCI that the filing of a registration statement under a Form F-4 will not be required for the Merger under U.S. securities laws;

(2)	NCI and PCC have agreed that the asset management agreement between NCI and PCC will be terminated as of the Effective Date in such details reasonably satisfying to UUR;
(3)
Obtaining all of the approvals at the general meeting of unitholders of NCI as set forth in Article 7, Paragraph 2 and approvals and procedures required in accordance with other applicable laws, regulations, and internal rules to carry out the Merger and perform all the activities planned in relation to the Merger have been obtained or completed;

(4)
Obtaining all of the approvals at the general meeting of unitholders of UUR as set forth in Article 7, Paragraph 1 and approvals and procedures required in accordance with other applicable laws, regulations, and internal rules that are required to carry out the Merger and perform all the activities planned in relation to the Merger have been obtained or completed;

(5)
The loan NCI borrowed from The Sumitomo Trust & Banking Co., Ltd., the trustee, (as part of the Real Estate Market Stabilization Fund) under the term loan agreement dated April 6, 2010 (the separate loan agreement No. 37) has been fully repaid by the due date in such manner reasonably satisfying to UUR prior to the effectiveness of the Merger.

(6)
For NCI’s borrowings that are due during the period from the signing date of the Merger Agreement to the Effective Date, refinancing utilizing separate loans with terms including the repayment due date, interest rate, and other conditions that are reasonably satisfying to UUR have been executed;

(7)
All approvals of the implementation of the Merger and the conditions of borrowings subsequent to the Effective Date (as for loan agreements, including all necessary arrangements so as to prevent any breach of financial covenants, any breach of covenants, or any event of acceleration from occurring at the Surviving Company subsequent to the Merger) have been obtained from all the financial institutions providing UUR or NCI with lendings (including all consents from all the financial institutions providing NCI with lendings that such institutions will release collaterals taken from NCI and held at such institutions for such lendings.  In principle, such acceptance shall be required to be in writing, but it may be in other forms if there is a reasonable reason for not being able to obtain the same in writing), and such approvals have not been revoked;

(8)
UUR and NCI have obtained all approvals of the implementation of the Merger from all the counterparties from whom UUR or NCI is obligated to obtain such approval under a relevant agreement (excluding such financial institutions as provided for in the immediately preceding Item);

(9)
The transfer of the shares of PPC under the stock transfer agreement dated May 10, 2010 (hereinafter referred to as the “Share Transfer Agreement”) entered into among Japan REIT Advisors Co., Ltd. (hereinafter referred to as “JRA”) which is the asset management company for UUR, the administrator of Pacific Holdings, Inc. in need of reorganization, i.e., Messrs. Toshifusa Maeda and Jinichi Tabata (hereinafter referred to as the “Administrator of PHI”) and PCC (hereinafter referred to as the “Transfer of Shares”) has been completed, and no event such as a release, invalidation, cancellation, etc. has occurred with respect to the Transfer of Shares;

(10)
No event that is reasonably determined to significantly hinder or significantly complicate the completion of the Merger or the liquidation of PCC (including, but not limited to such events that may have a materially negative effect on the financing activities of the Surviving Company in connection with the Merger) exists;

(11)
Either at UUR or NCI, no such event as breach of duties under any agreements (excluding minor breach), delinquency in payment of payables (including delinquencies in payment of taxes and public charges (excluding, however, minor delays)), occurrence of acceleration event (including events of acceleration due to lapse of time or notice or both), moratorium, insolvency, or commencement of or demand for bankruptcy proceedings, special liquidation proceedings, rehabilitation proceedings, or any other applicable insolvency proceedings has occurred;

(12)
Neither UUR nor NCI has been subjected to any revocation of its registration or any suspension of all or part of its business operations by any competent supervising authorities, or any other administrative disposition that may materially interfere or materially affect the implementation of the Merger; and

(13)
With respect to the succession by UUR or such person as delegated by UUR to the position of master lessee for the real properties for which NCI has been the master lessee, all approvals of such succession have obtained from the relevant trustees.

Article 14.	Modification of the Terms of the Merger and Cancellation of the Merger Agreement

1.
During the period from the signing date of the Merger Agreement (inclusive thereof) to the Effective Date (inclusive thereof), (i) if any material change in UUR’s or NCI’s properties or state of business operations has occurred, (ii) if any situation that may materially hinder the completion of the Merger has occurred, (iii) if the existence of any other event has made it difficult to achieve the purpose of the Merger, or (iv) if any event that may result in such situations as described in (i) through (iii) above has become evident, UUR and NCI shall discuss in good faith and may agree to modify the terms of the Merger, otherwise amend any content of the Merger Agreement, or cancel the Merger Agreement.

2.
Notwithstanding the provision of the immediately preceding Paragraph, if the Share Transfer Agreement is terminated by cancellation or release during the period from the signing date of the Merger Agreement and the Effective Date, UUR and NCI may cancel the Merger Agreement by giving the other party notice in writing of such cancellation; provided, however, that if such termination of the Share Transfer Agreement occurs due to any cause attributable to UUR or JRA, such termination of the Share Transfer Agreement shall be made at NCI’s discretion, and if such termination of the Share Transfer Agreement occurs due to any cause attributable to NCI, PCC, or the Administrator of PHI, such cancellation of the Merger Agreement shall be made at UUR’s discretion.  Even if the Share Transfer Agreement has been terminated, if either UUR or NCI expresses intent to make necessary modifications to various conditions set forth in the Merger Agreement and enter into a separate agreement, the other party shall agree to discuss in good faith.

Article 15.	Expenses

Unless otherwise provided for in the Merger Agreement, each of the parties to the Merger Agreement shall be responsible to pay its own expenses through to the day immediately preceding the Effective Date including fees of certified public accountants, attorneys, licensed tax accountants, research companies, advisors, and other professionals selected and appointed on behalf of such party in connection with preparing and signing the Merger Agreement as well as with procedures and transactions, etc. contemplated under the Merger Agreement, other fees and expenses, etc. that should be borne or may be expensed, fees paid to the lenders in connection with borrowings, and losses incurred from interest rate swaps, etc. (hereinafter collectively referred to as the “Expenses, etc.”).  With respect to the Expenses, etc. for which UUR and NCI should each be responsible, UUR and NCI shall each record such Expenses, etc. as their respective expenses for their respective business periods ended on the day immediately preceding the Effective Date.

Article 16.	Governing Laws and Jurisdiction

1.	The Merger Agreement shall be governed and interpreted and construed by the laws of Japan.
2.	The parties of this Agreement agree that for all the disputes involving the Merger Agreement, the competent court of exclusive jurisdiction for first instance shall be the Tokyo District Court.

Article 17.	Bona Fide Negotiations

With respect to any other matter that may otherwise be or become required in connection with the Merger in addition to the matters set forth in the Merger Agreement, UUR and NCI shall separately discuss and decide on such matter in accordance with the gist of the Merger Agreement.

(Hereunder intentionally left blank)

IN WITNEETH WHEREOF, the parties hereto have prepared and caused this Agreement duly executed in duplicate, keeping one each copy.

May 10, 2010

UUR:	Yasuhiro Tanaka
Executive Officer
United Urban Investment Corporation
Shiroyama Trust Tower 18th Floor
3-1, Toranomon 4-chome, Minato-ku, Tokyo

NCI:	Tomohiro Makino
Executive Officer
Nippon Commercial Investment Corporation
14-1, Kanda-Jinbocho 1-chome, Chiyoda-ku, Tokyo

Attachment 2

United Urban Investment Corporation

Articles of Incorporation

Chapter I.  General Provisions

(Trade Name)
Article 1.
The trade name of this investment company (hereinafter referred to as the “Company”) shall be United Urban Investment Corporation. In English, it shall be expressed as “United Urban Investment Corporation.”

(Purpose)
Article 2.
The purpose of the Company shall be to manage its assets pursuant to the Act on Investment Trust and Investment Corporations of Japan (hereinafter referred to as “the Investment Trust Act”) by primarily investing in the specified assets (as defined in the Investment Trust Act; the same shall apply hereinafter).

(Location of the Head Office)
Article 3.	The Company shall have its Head Office located in Minato-ku, Tokyo.

(Method of Public Notice)
Article 4.	The public notice by the Company shall be made by posting it on The Nihon Keizai Shimbun.

Chapter II.  Units

(Total Number of Issuable Units)
Article 5.	1.	The total number of units of the Company that shall be issuable shall be two (2) million units.

2.	Of the total value of the units to be issued by the Company, the value of the units offered in Japan shall account for more than 50/100.

3.
Within the total number of issuable units stated in Paragraph 1, the Executive Officers of the Company may offer the subscription of the units issued by the Company upon approval from the Board of Officers. The amount to be paid in exchange for one (1) offering unit (referring to the unit allotted to an unitholder who responded to the said offering and applied for subscribing the said units) shall be the amount determined by the Executive Officers and then approved by the Board of Officers as a fair price in light of the details of the assets held by the Company.

(Refund of Payment for Units)
Article 6.	The Company shall not refund the payment for units in response to a demand for refund by the unitholders.

(Matters concerning Handling of Units)

Article 7.
The procedures for listing on or recording in the list of unitholders of the Company and other matters concerning units shall be in compliance with applicable laws and regulations, the Articles of Incorporation, and shall be as determined by the Board of Officers.

(The Minimum Net Asset Value Maintained At All Times by the Company)
Article 8.	The minimum net asset value maintained by the Company at all times shall be 50 million yen.

Chapter III.  General Meetings of Unitholders

(Place and Frequency of the General Meeting of Unitholders)
Article 9.	The general meeting of unitholders of the Company shall be held in principle once every two (2) years at a location in Tokyo.

(Convener of the General Meeting of Unitholders)
Article 10.
Unless otherwise provided for in the applicable laws and regulations, with respect to the convocation of the general meeting of unitholders, (i) if there is only one (1) Executive Officer, such Executive Officer, or (ii) if there are two (2) or more Executive Officers, one of the Executive Officers selected in accordance with such order as predetermined by the Board of Officers, shall convene the general meeting of unitholders in accordance with a resolution of the Board of Officers.

(Public Notice of Convocation and Notice of the General Meeting of Unitholders)
Article 11.
In order to convene a general meeting of unitholders, the Company shall issue public notice of the date of such meeting at least two (2) months prior to the date of such meeting, and then send notice of such meeting in writing to each unitholder at least two (2) weeks prior to the date of such meeting.

(Chairperson of the General Meeting of Unitholders)
Article 12.
With respect to the chairperson of the general meeting of unitholders, (i) if there is only one (1) Executive Officer, such Executive Officer, or (ii) if there are two (2) or more Executive Officers, one of the Executive Officers selected in accordance with such order as predetermined by the Board of Officers, shall act as the chairperson. In case of vacancy or absence of all of the Executive Officers, one of the Supervising Officers selected in accordance with such order as predetermined by the Board of Officers shall act as the chairperson.

(Resolution at the General Meeting of Unitholders)
Article 13.	1.	Unless otherwise provided for in the applicable laws and regulations or in the Articles of Incorporation, a resolution at the general meeting of unitholders shall be adopted by the majority of the voting rights of the unitholders who attended the meeting.

2.
Voting right may be exercised in writing, by filling out required items in a proxy card, and submitting such proxy card before the Company by such due date as set forth in the applicable laws and regulations. The number of voting rights exercised in writing shall be included in the number of voting rights of the unitholders who attended the meeting.

3.
For a unitholder to exercise its voting rights by using an electromagnetic method, such unitholder shall provide the Company with all the information to be contained in the proxy card by using an electromagnetic method and shall obtain the approval from the Company pursuant to the provisions of the applicable laws and regulations by such time as provided for in the applicable laws and regulations. The number of voting rights exercised by using an electromagnetic method shall be included in the number of voting rights of the unitholders who attended the meeting.

(Proxy Voting)
Article 14.
A unitholder may exercise his or her voting rights by one (1) proxy; provided, however, that the unitholder or his or her proxy must submit a document evidencing the proxy right at each general meeting of unitholders, and such proxy shall be limited to another unitholder of the Company who is entitled to exercise his or her own voting rights at such general meeting of unitholders.

(Deemed Consent)
Article 15.	1.	If a unitholder does not attend the general meeting of unitholders, and does not exercise his or her voting rights, the said unitholder’s voting rights are deemed to vote “For” each of the agendas presented at such general meeting of unitholders (provided, however, when multiple agendas are presented at the meeting, if there is any agenda which has conflicting purpose with those of the other agendas, any of the said agendas shall be excluded).

2.
The number of voting rights of the unitholders that are deemed to vote “For” an agenda in accordance with the provision in the immediately preceding Paragraph shall be included in the number of voting rights of the unitholders who attended the meeting.

(Record Date)
Article 16.
The Company shall designate the unitholders listed on or recorded in the final list of unitholders of the Company as of a certain date or registered pledgees of units as the unitholders or registered pledgees who are eligible to exercise their voting rights by making public notice in advance based on a resolution of the Board of Officers.

(Minutes of the General Meeting of Unitholders)
Article 17.	With respect to the proceedings of the general meeting of unitholders, the minutes of the meeting shall be prepared in accordance with the applicable laws and regulations.

Chapter IV.  Executive Officers and Supervising Officers as well as the Board of Officers

(Number of Executive Officers and Supervising Officers and the Composition of the Board of Officers)
Article 18.
The Company shall have one (1) or more Executive Officers and two (2) or more Supervising Officers (provided, however, that the number of the Supervising Officers shall exceed the number of the Executive Officers by one (1) or more). The Board of Officers shall consist of such Executive Officers and such Supervising Officers.

(Selection and Appointment of Executive Officers and Supervising Officers)
Article 19.	Executive Officers and Supervising Officers shall be selected and appointed pursuant to resolutions at the general meeting of unitholders.

(Terms of Executive Officers and Supervising Officers)
Article 20.
The term of an Executive Officer or Supervising Officer shall be two (2) years after he/she assumes his/her position; provided, however, that the term of an Executive Officer or a Supervising Officer who has been selected and appointed for substitution or increase members shall be the same as the remaining term of the predecessor or currently serving member.

(Convener and Chairperson of the Board of Officers Meetings)

Article 21.	1.	Unless otherwise provided for in the applicable laws and regulations, with respect to the meetings of the Board of Officers, (i) if there is only one (1) Executive Officer, such Executive Officer, or (ii) if there are two (2) or more Executive Officers, one of the Executive Officers selected in accordance with such order as predetermined by the Board of Officers, shall convene the meeting of the Board of Officers.

2.
A convocation notice of the meeting of the Board of Officers shall be issued to each of the Executive Officers and Supervising Officers at least three (3) days prior to the date of such meeting; provided, however, that such period of time may be shortened or such notice may be omitted by obtaining consent from all of the Executive Officers and Supervising Officers.

(Resolution by the Board of Officers)
Article 22.
Unless otherwise provided for in the applicable laws and regulations or in the Articles of Incorporation, a resolution of the Board of Officers shall be adopted by the majority of votes of the attending members at a meeting which the majority of the members with relevant voting rights attend.

(Minutes of the Board of Officers Meetings)
Article 23.
With respect to the proceedings of the meeting of the Board of Officers, the minutes of the meeting shall be prepared in accordance with the applicable laws and regulations, and the Executive Officers and the Supervising Officers who attended the meeting shall affix their respective signatures and seals or electronic signatures to such minutes of the meeting.

(Executive Officers’ and Supervising Officers’ Remunerations)
Article 24.
The amount of the fees to be paid to each Executive Officer shall be determined by the Board of Officers with the maximum limit of one (1) million yen per month, and such amount shall be paid on the last business day of every month. The amount of the fees to be paid to each Supervising Officer shall be determined by the Board of Officers with the maximum limit of 350,000 yen per month, and such amount shall be paid on the last business day of every month.

(Exemption of Executive Officers’ and Supervising Officers’ Liabilities)
Article 25.
Pursuant to the provisions of the Investment Trust Act, the Company may, as per the resolution of the Board of Officers, exempt the Executive Officers or the Supervising Officers from their liabilities to such limit as provided for in the applicable laws and regulations.

Chapter V.  Asset Management

(Basic Policy on the Asset Management)
Article 26.
The Company shall, in pursuit of securing its stable profitability in the middle term as well as the long term, invest in and manage the specified assets primarily including real estates, etc. (referring to the assets listed in all Items of Paragraph 2 of Article 28; the same shall apply hereinafter) as well as asset back securities which invest primarily in real estates, etc. (referring to the assets listed in all Items of Paragraph 3 of Article 28; hereinafter referred to as the “real estate backed securities”; meanwhile, if securities representing rights are not issued, the rights that should be represented by such securities shall be included).

(Investment Approach)
Article 27.	1.
As part of its asset management policies, the Company shall manage its assets in such manner that the total value of the specified real estates as defined below shall account for 75/100 or more of the sum of the total value of the specified assets owned by the Company. The specified real estates herein shall refer to, among all the specified assets acquired by the Company, real estate properties, real estate leases, or easements, or beneficiary interests of trusts in which real estate properties, real estate leases, or easements are trusted.

2.
The Company shall manage its assets in such manner that the total value of the real estates, etc. as provided for in Article 22-19 of the Ordinance for Enforcement of the Act on Special Measures concerning Taxation shall account for 70/100 or more of the sum of the total value of the assets owned by the Company.

3.
The usage of the real estate properties in which the Company invests (including real estates, etc. excluding real estate properties, and real estate properties underlying real estate backed securities) shall mainly include commercial facilities (including the facilities used for retail, wholesale, food and beverage, and other services, as well as other purposes), office buildings, hotels, residential buildings, and other.  The target areas for investments shall include the Tokyo Metropolitan Area as well as major cities and their surrounding areas in Japan including the key cities designated by the government ordinance.

4.
In investing in real estates, etc., the Company shall conduct sufficient due diligences on them (such as detailed surveys, etc.), identify their investment values, and then make decisions on the propriety of investing in them, in light of the environment of investment activities, etc.

5.
In managing its investments, among the assets listed in Article 28, Paragraph 2, while the Company shall essentially invest in and manage real estate properties and beneficiary interests of trusts in which real estate properties are trusted, the Company may invest in other real estates, etc. (referring to the ones excluding real estate properties and beneficiary interests of trusts in which real estate properties are trusted from the assets listed in Article 28, Paragraph 2) as well as real estate backed securities, depending on the environment of investment activities, the scale of the assets, etc.

6.
The Company shall be able to reinvest proceeds from the sale of the assets under management, funds from the redemptions of negotiable securities (as defined in the Investment Trust Act; the same shall apply hereinafter), interests, etc., distributions from equity interests in anonymous partnerships, rent income from real estate properties, and other income.

(Types of Specified Assets for Asset Management)
Article 28.	1.	The real estates, etc. and real estate backed securities in which the Company invests shall be the ones listed in the following Paragraphs 2 and 3:

2.	Real estates, etc. shall include the followings:
(1)	Real estate properties;
(2)	Real estate leases;
(3)	Easements;
(4)
Beneficiary interests of trusts in which real estate properties, real estate leases, or easements are trusted (including comprehensive trusts in which real estates and accompanying moneys are trusted together);

(5)	Beneficiary interests of monetary trusts which purpose is to invest in and operate real estate properties, real estate leases, or easements; and
(6)
Equity interests in any arrangement under which a party thereto invests its funds in the other party thereto in order that such other party manages the assets listed in Items 1 through 5 above, and such other party manages the invested funds as investments in such listed assets and undertakes to distribute profits generated from the management of such investments (hereinafter referred to as the “equity interests in an anonymous partnership concerning real estates”).

3.	Real estate backed securities shall mean the securities whose purpose is to invest more than 1/2 of its assets in real estates, etc, and shall include the followings:

(1)	Preferred capitals: “Preferred capital” as defined in the Act on Securitization of Assets (hereinafter referred to as the “Asset Securitization Act”);
(2)	Beneficiary certificates: “Beneficiary certificate” as defined in the Investment Trust Act;
(3)	Investment securities: “Investment security” as defined in the Investment Trust Act; and
(4)
Special purpose trust beneficiary certificates: “Special purpose trust beneficiary certificate” as defined in the Asset Securitization Act (excluding the ones investing in the assets listed in Items 4 or 5 of the immediately preceding Paragraph).

4.	In addition to the assets listed in the immediately preceding Paragraph 3 as the main investments, the Company may invest in specified assets listed below:
(a)	Deposits;
(b)	Call loans;
(c)	Negotiable securities (excluding the ones set forth in Paragraphs 2 and 3);
(d)	Monetary claims (as defined in the Regulations for Enforcement of the Act on Investment Trust and Investment Corporations of Japan; the same shall apply hereinafter); and

(e)	Rights in connection with derivatives (as defined in the Investment Trust Act; the same shall apply hereinafter).

5.
In addition to the specified assets set forth in the immediately preceding Paragraph 4, the Company may invest in the assets listed below; provided, however, that such listed assets may be invested in only if such investment is considered to be necessary or useful for the compliance with the basic policies on the asset management as set forth in Article 26, or if such investment is considered to be necessary or useful for the operation of the organization of the Company (including investments in the trademark, etc. involving the trade name of the Company):

(a)	Trademarks, etc. under the Trademark Act (referring to trademarks, exclusive rights to use the same, and non-exclusive rights to use the same);
(b)	Rights to use wellsprings of hot springs as set forth in the Hot Spring Law and facilities in relation to the said hot springs;
(c)	Copyrights, etc. as set forth under the Copyright Law of Japan;
(d)	Personal properties under the Civil Code of Japan;
(e)	Easements under the Civil Code of Japan;
(f)	Specified contributions as defined in the Asset Securitization Act;
(g)	Beneficiary interests of trusts in which all the assets from (a) through (f) above are trusted as trust assets; and
(h)
In addition to all the assets from (a) through (g) above, other rights which are necessary or useful for the Company to acquire in conjunction with its investments in real estates, etc. or real estate backed securities.

(Investment Restrictions)
Article 29.	1.	The Company shall not actively invest in the negotiable securities set forth in Paragraph 4, Item (c) of the immediately preceding Article as well as the monetary claims set forth in Paragraph 4, Item (d) of the immediately preceding Article, and shall instead invest in and manage such investments by taking safety and liquidity factors into consideration.

2.
The Company shall limit its investments in rights in connection with derivatives set forth in Paragraph 4, Item (e) of the immediately preceding Article to hedging interest rate volatility risks and other risks that may arise out of the liabilities of the Company.

3.
The Company shall limit its investments in the real properties (including real estates, etc. excluding real estate properties, as well as real estate properties underlying real estate backed securities) to the real properties located inside of Japan.

(Lending of the asset holdings)
Article 30.	1.	The Company shall carry out lendings of real estate properties that constitute the specified assets, by, in principle, entering into lease agreements with third parties for the management of such real estate properties, and shall carry out lendings of real estate properties which are trust assets concerning the beneficiary interests of a trust that constitutes the specified assets, by, in principle, having the trustee of such trust enter into lease agreements with third parties.

2.	The Company may, as part of its asset management, lease real estate properties and then sub-lease such real estate properties to third parties.

Chapter VI.                         Valuations of Assets

(Asset Valuation Methods, Bases, and Record Dates)
Article 31.	1.	The Company shall utilize different asset valuation methods depending on the types of assets under management, as set forth below:

(1)
Real estate properties, real estate leases, and easements as set forth in Items I through 3 of Paragraph 2 of Article 28: The value shall be calculated by subtracting the cumulative amount of depreciation from the acquisition price.

(2)
Beneficiary interests of trusts and equity interests in anonymous partnership concerning real estates as set forth in Items 4 through 6 of Paragraph 2 of Article 28: First, if the assets composing a trust or an anonymous partnership are real estate properties, the valuation shall be made in accordance with Item 1 above, and if such assets are any other assets, the valuation shall be made in accordance with the generally accepted corporate accounting practice, and then, the value corresponding to the beneficiary interests held in the said trust or the value corresponding to the equity interests in such anonymous partnership shall be calculated by subtracting the total amount of the liabilities of the trusts or the liabilities of the anonymous partnerships from the total amount of the said two (2) sets of valuations.

(3)
Asset back securities that invest mainly in real estates, etc. as set forth in Article 28, Paragraph 3: If there is a market price of such securities, the valuation shall be made using the value based on its market price (referring to a trading price on an exchange, a price published by the Authorized Financial Instruments Firms Association, etc., and a trade price accordingly quoted and agreed on the trading systems that enable trades, cash conversions, etc. at any time; the same shall apply hereinafter), and if there is no such market price, the valuation may be made using its acquisition price.

(4)
Negotiable securities as set forth in Article 28, Paragraph 4, Item (c): If there is a market price of such securities, the valuation shall be made using the value based on its market price, and if there is no such market price, the valuation may be made using a reasonably calculated value.

(5)
Monetary claims as set forth in Article 28, Paragraph 4, Item (d): The value shall be calculated by subtracting the amount of loan loss reserve from the acquisition price; provided, however, that if such monetary claim was acquired at a lower or higher price than the amount of claim and the nature of such difference between the acquisition price and the amount of claim is considered to be an interest rate adjustment, the value shall be calculated by subtracting the amount of loan loss reserve from the amount calculated on an amortized cost basis.

(6)
Rights in connection with derivatives set forth in Article 28, Paragraph 4, Item (e): With respect to debts or credits generated from derivatives listed on exchanges, the final price on such exchanges (i.e., the closing price; if the closing price is not available, quotation prices (the low of the quoted ask or the high of the quoted bid of the day; if both are quoted, the mid-market prices thereof)) shall be used. If there is no such final price on such day, the final price of the most recent day prior to such day shall be used. With respect to debts or credits generated from unlisted derivatives which do not have any quoted prices on the exchange, if any reasonably calculated value as the one equivalent to its market price is available, such value shall be used. With respect to the derivatives whose fair valuation is difficult to calculate, the valuation shall be made with the acquisition price; provided, however, that for derivatives that are considered hedging in accordance with generally accepted corporate accounting practices, hedging accounting shall be applied.  In addition, with respect to the derivatives that meet the requirements for exceptional accounting for interest rate swaps established by the Accounting Standards for Financial Instruments, the exceptional accounting for interest rate swaps shall be applied.

2.
If the Company carries out asset valuation using a different method from any of the methods described in the preceding Paragraph 1 for the purpose of stating a price on the asset management report, etc., such asset valuation shall be carried out as set forth below:

(1)
Real estate properties, real estate leases, and easements as set forth in Items 1 through 3 of Paragraph 2, Article 28: In principle, the value shall be based on appraisals, etc. by third party appraisers.

(2)
Beneficiary interests of trusts and equity interests in anonymous partnership concerning real estates as set forth in Items 4 through 6 of Paragraph 2 of Article 28: Firstly, if the assets of trusts or the assets of anonymous partnerships are comprised of real estate properties, valuation shall be made in accordance with Item 1 above, or if the assets are financial assets, valuation shall be made in accordance with the generally accepted corporate accounting practice, and then, the value corresponding to the beneficiary interests held in the said trust or the value corresponding to the equity interests in such anonymous partnership shall be calculated by subtracting the total amount of the liabilities of the trusts or the liabilities of the anonymous partnerships from the total amount of the said two (2) sets of valuations.

3.
The record date for asset valuation shall, in principle, be the last day of each fiscal period (i.e., the last day of May and the last day of November of each year); provided, however, that the valuation date for the assets that falls under the assets set forth in Items 3 and 4 of Paragraph 1 and that can be valuated using the value based on the respective market prices shall be the last day of each month.

(Depreciation Method Used for Real Estate Holdings)
Article 32.
As the method to compute the depreciations on buildings and equipment, etc. of the real estate holdings, the Company shall adopt the straight line method; provided, however, that the Company shall be able to use another depreciation method to compute depreciations only if computation using the adopted method becomes no longer appropriate due to proper reasons, and it can reasonably be determined that using another method will not cause any trouble in terms of the protection of unitholders.

Chapter VII.                      Borrowings and Issuance of Investment Corporation Bonds

(Borrowings and Issuance of Investment Corporation Bonds)

Article 33.	1.	For the efficiency and stability of the management of its assets, the Company shall borrow, and issue investment corporation bonds (including short-term investment corporation notes; the same shall apply hereinafter) to finance its repayments of debt obligations as well as its operating funds, including acquiring specified assets, constructing real estate properties for lending as well as the real estate properties that are the trust assets concerning the beneficiary interests of the trusts, repaying of security deposits and guarantees, paying cash distributions, paying expenses incurred by the Company, and performing loans and obligations for its investment corporation bonds.

2.
The respective maximum limits in terms of the amount for the borrowings as well as the issuances of the investment corporation bonds shall be one (1) trillion yen, respectively, and the total amount of the amount of borrowings and the amount of issuances of investment corporation bonds shall not exceed one (1) trillion yen.

3.
In carrying out any borrowings, the Company shall limit its counterparties only to the qualified institutional investors as provided for in the Financial Instruments and Exchange Law (limiting, however to the institutional investors as provided for in Article 67-15 of the Act on Special Measures concerning Taxation).

4.	For any borrowings or issuances of investment corporation bonds, the Company shall be able to pledge its assets under management as collaterals.

Chapter VIII.  Computation

(Business Period and Fiscal Period)
Article 34.
The business periods of the Company shall, in each year, be the six-month period from June 1 through the end of November and the six-month period from December 1 through the end of May of the following year. The accounts shall be settled as of the last day of each business period.

(Policies on Cash Distributions)
Article 35.	The Company shall carry out cash distributions, in principle, in accordance with the following policies:

(1)	Distributions of profits
a.
Of the total amount of cash distributions to be distributed to the unitholders, the amount of profits set forth in the Investment Trust Act shall be calculated in accordance with the generally accepted corporate accounting standard in Japan.

b.
The amount of distributions to be distributed shall, in principle, exceed the amount that accounts for 90/100 of the profits available for dividends of the Company as provided for in Article 67-15, Paragraph 1 of the Act on Special Measures concerning Taxation.

(2)	Cash distributions that exceed the profits
When the Company deems appropriate in light of the trend in the real estate market conditions, etc., the Company may carry out cash distributions in such amount as determined by the Company which exceeds the profits for the business period, with the maximum limit as the amount of depreciation and amortization for the said business period; provided, however, that if the amount of cash distributions does not meet the terms in the provisions for special regulations for taxation concerning investment corporations, such cash distributions may be carried out in such amount as determined by the Company for the purpose of meeting such terms.
(3)	Distribution Method
Distributions to the unitholders of the Company shall be made by way of cash distributions to the unitholders listed on or recorded in the final list of unitholders of the Company as of the date of the settlement of accounts or registered pledgees of units, being distributed pro rata based on the number of units held or the number of units registered to be pledged, in principle, within three (3) months after the date of the settlement of accounts.
(4)	Rejection of cash distributions
If and when any cash distributions to the unitholders or registered pledgees of units are not paid and a full three-year period has passed since the date of the commencement of such payment, the Company shall be released from the responsibility to make such payment. Meanwhile, unpaid cash distributions shall not accrue any interest.
(5)	Rules of the Investment Trusts Association, Japan
In carrying out cash distributions, in addition to the policies (1) through (4) above, the Company shall comply with the rules, etc. stipulated by The Investment Trusts Association, Japan.

Chapter IX.  Accounting Auditor

(Selection and Appointment)
Article 36.	An accounting auditor for the Company shall be selected and appointed pursuant to a resolution at the general meeting of unitholders.

(Term)
Article 37.	1.	The term of an accounting auditor shall expire as of the closing of the first general meeting of unitholders held after the first fiscal period after one (1) full year has passed after the accounting auditor assumed its position.

2.
Unless otherwise resolved the general meeting of unitholders described in the immediately preceding Paragraph, the accounting auditor shall be deemed to have been reappointed at the same general meeting of unitholders.

(Fees for the Accounting Auditor)
Article 38.
The amount of the fees to be paid to the accounting auditor shall be determined by the Board of Officers with the maximum limit of 15 million yen per each business period, and such amount shall be paid within three (3) months after the relevant fiscal period.

(Exemption of Accounting Auditor’s Liabilities)
Article 39.
Pursuant to the provisions of the Investment Trust Act, the Company may, as per the resolution of the Board of Officers, exempt the accounting auditor from his/her liabilities to such limit as provided for in the applicable laws and regulations.

Chapter X.  Entrustment of Business Operations and Administration

Article 40.	1.
Pursuant to the Investment Trust Act, the Company shall entrust its business operations involving the management of assets to an asset management company, and shall entrust its business operations involving the custody of the assets to a custodian.

2.
The Company shall entrust such administrative work that does not constitute business operations involving the management and custody of assets that must be entrusted to a third party pursuant to the Investment Trust Act.

(Amount of Asset Management Fees to be Paid to Asset Management Company or the Standard for the Payments of Asset Management Fees)
Article 41.
The amount of asset management fees to be paid to the asset management company to which the Company entrust its asset management operations and the standard for the payment of the asset management fees shall be as set forth in each of the following items:

(1)
The Company shall pay asset management fees in accordance with the provisions of the asset management agreement entered into with the asset management company. Such asset management fees shall be the total amount of the amount calculated using the formula below (with any fractional amount less than one (1) yen being rounded down) and the amount equivalent to the consumption tax thereon, and shall be paid by the last business day of each month for which the valuation was conducted.

(Total value before depreciation of properties as of a month before the previous month	+	Total value before depreciation of properties as of the previous month)	x 0.6%
12 x 2

(2)
If the Company acquires or transfers any of such specified assets as real estates, etc. set forth in Items 1 through 5 of Paragraph 2 of Article 28, the Company shall make payments of the fees for such acquisition or transfer in accordance with the arrangement entered into with the asset management agreement. Such fees shall be in the total amount of the amount calculated by multiplying the trade proceeds by 0.8% (with any fractional amount less than one (1) yen being rounded down) and the amount equivalent to the consumption tax thereon, and shall be paid within three (3) months after the end of the month of the date of acquisition or transfer (i.e., the date on which the transfer of rights including the transfer of the ownership, etc. comes into effect).

Adopted on:	October 28, 2003
Amended on:	November 20, 2003
August 30, 2005
August 30, 2007
August 28, 2009

Appendix 3

United Urban Investment Corporation (“UUR”): Financial Statements, Asset Management Report, and Cash Distribution Statement for the Final Operating Period

I. Asset Management Report
II. Statement of Financial Condition
III. Income Statement
IV. Statement of Changes in Unitholders’ Capital
V. Notes to Financial Statements
VI. Cash Distribution Statement
VII. Statement of Cash Flows (reference information)

I. Asset Management Report

A. Asset management overview

1. Investment corporation investment performance record
(In million yen, unless otherwise indicated.)

Period	8th Period	9th Period	10th Period	11th Period	12th Period
Accounting period	Jun. 1, 2007 to Nov. 30, 2007	Dec. 1, 2007 to May 31, 2008	Jun. 1, 2008 to Nov. 30, 2008	Dec. 1, 2008 to May 31, 2009	Jun. 1, 2009 to Nov. 30, 2009
Operating revenues	6,673	7,184	8,028	8,393	8,427
(Rental revenues)	(6,673)	(7,184)	(8,028)	(8,393)	(8,427)
Operating expenses	3,319	3,387	3,852	3,929	4,091
(Property-related expenses)	(2,591)	(2,620)	(2,957)	(3,002)	(3,150)
Operating income	3,354	3,796	4,176	4,464	4,335
Income before income taxes	2,824	3,096	3,360	3,684	3,515
Net income (a)	2,823	3,095	3,359	3,683	3,514
Total assets (b)	181,877 (+2.4% p/p)	208,841 (+14.8% p/p)	229,132 (+9.7% p/p)	231,234 (+0.9% p/p)	230,751 (-0.2% p/p)
Net assets (c)	92,662 (+0.0% p/p)	92,934 (+0.3% p/p)	111,670 (+20.2% p/p)	111,993 (+0.3% p/p)	111,825 (-0.2% p/p)
Unitholders’ capital	89,838 (NC)	89,838 (NC)	108,310 (+20.6% p/p)	108,310 (NC)	108,310 (NC)
Total no. of investment units issued and outstanding (d) (Units)	159,843	159,843	201,300	201,300	201,300
Net assets per unit (c)/(d) (Yen)	579,710	581,411	554,746	556,352	555,514
Total cash distribution (e)	2,823	3,095	3,359	3,683	3,514
Net income per unit (Note 3) (Yen)	17,666	19,368	17,155	18,297	17,458
Distribution per unit (e)/(d) (Yen)	17,667	19,368	16,691	18,297	17,459
(Distribution of earnings per unit) (Yen)	(17,667)	(19,368)	(16,691)	(18,297)	(17,459)
(Distribution in excess of earnings per unit) (Yen)	(―)	(―)	(―)	(―)	(―)
Return on assets (Notes 4 & 5) (%)	1.6	1.6	1.5	1.6	1.5
(Annualized) (Notes 4 & 5) (%)	(3.1)	(3.2)	(3.1)	(3.2)	(3.0)
Return on equity (Notes 4 & 5) (%)	3.0	3.3	3.3	3.3	3.1
(Annualized) (Notes 4 & 5) (%)	(6.1)	(6.7)	(6.6)	(6.6)	(6.3)
Equity ratio (c)/(b) (Note 5) (%)	50.9 (-1.2 p/p chg)	44.5 (-6.4 p/p chg)	48.7 (+4.2 p/p chg)	48.4 (-0.3 p/p chg)	48.5 (+0.0 p/p chg)
Payout ratio (e)/(a) (%)	100. 0	99.9	100. 0	99.9	100. 0
【Supplementary information】
No. of investment properties at the end of the period (Units)	36	41	48	49	49
Total leasable floor space at the end of the period (m2)	399,485.87	484,849.70	524,157.30	527,871.08	527,871.08
Total no. of tenants at the end of the period (Units)	151	160	167	171	167
Occupancy ratio at the end of the period (%)	99.7	99.4	97.9	98.7	98.2
Depreciation and amortization	1,284	1,291	1,408	1,489	1,499
Capital expenditures	221	374	341	582	397
NOI (Net Operating Income) for leasing (Note 4)	5,365	5,855	6,479	6,880	6,776
FFO (Funds From Operations) per unit (Note 4) (Yen)	25,863	27,612	23,687	25,694	24,906
FFO ratio (Notes 4 & 5) (Times)	14.4	11.4	6.6	8.1	9.0
Debt service coverage ratio (Notes 4 & 5) (Times)	9.2	7.6	7.4	7.6	7.1
Net income before interest, depreciation and amortization	4,637	5,086	5,517	5,953	5,832
Interest expense and interest expenses on investment corporation bonds	503	673	749	781	818
Interest-bearing liabilities	73,900	99,200	100,100	101,800	101,800
Ratio of interest-bearing liabilities to total assets at the end of the period (%)	40.6	47.5	43.7	44.0	44.1
No. of operating days (Days)	183	183	183	182	183

(Note 1)	Unless specifically indicated otherwise, all figures above have been rounded to the units stated.
(Note 2)	Operating revenues and related figures do not include consumption taxes.
(Note 3)	Net income per unit calculated on the basis of the average number of investment units set out below.
Average number of investment units	8th Period: 159,843 units

9th Period: 159,843 units
10th Period: 195,850 units (weighted-average during the period)
11th Period: 201,300 units
12th Period: 201,300 units
(Note 4)
The indicators stated above are computed by the methods set out below. The figures in parentheses are the annualized figures, using a 183-day accounting period for the 8th, 9th, 10th and 12th periods, and a 182-day accounting period for the 11th period.

Return on assets	Income before income taxes ÷ Average total assets
Average total assets = (Total assets at the beginning of the period + Total assets at the end of the period) ÷ 2

Return on equity	Net income ÷ Average net assets
Average net assets = (Net assets at the beginning of the period + Net assets at the end of the period) ÷ 2

NOI for leasing	Income from property leasing in the period (Rental revenues - Rental expenses) + Depreciation and Amortization

FFO per unit	(Net income + Depreciation and Amortization of deferred assets) ÷ Number of investment units at the end of the period

FFO ratio	Investment unit price at the end of the perild ÷ Annualized FFO per unit

Debt service coverage ratio	Net income before interest, depreciation and amortization ÷ Interest expense and Interest expense on investment corporation bonds

(Note 5)	Figures are rounded to the nearest one decimal place.

2. Asset performance in the period under review

UUR was established on November 4, 2003, under the Investment Trust and Investment Corporation Act (the “Investment Trust Act”), and on December 22, 2003 it was listed on the J-REIT section of the Tokyo Stock Exchange (Company Code: 8960).
As a result of the second follow-on offering of investment units since its listing, consisting of a public offering and third-party allotment, conducted during the 10th period, the number of outstanding investment units as of November 30, 2009, or the end of the 12th period, was 201,300 units.
As a general real estate investment corporation (REIT), UUR seeks to produce consistent returns over the medium to longer term through real estate investments that are diversified according to usage (e.g. commercial facilities, office buildings, hotels, and residential properties) and location (e.g. Tokyo Metropolitan Area, major Japanese cities including government designated cities, and surrounding areas thereof), and it has made a distribution of profits in each of the 11 periods since its inception, from the 1st period, ended May 2004, to the 11th period. Additionally, it will make a profit distribution of 17,459 per unit for the 12th period.

a. Investment environment and performance

The effects of the “financial crisis” roiling European and American financial instructions that was triggered by subprime woes spread beyond financial markets to have a substantial impact on consumer spending and business performance, or the real economy, causing a drastic global economic downturn. Under such circumstances, governments around the world proactively implemented economic stimulus measures and provided financial support, and as a result, the turmoil caused by the financial crisis was contained sometime in the spring of 2009, to the extent that some are saying that the economy has bottomed out and recovering again. Nevertheless, the effects of the economic/fiscal stimulus measures implemented by governments around the world appear to be waning, and lately the global economy has suffered new tremors, such as the Dubai shock. In Japan, the recovery in business performance and consumer spending has lacked staying power due to the sudden shifts in currency rates and declining prices (deflation), and although the brisk economic activity in emerging countries like China has helped drive the economy, we recognize that we are still operating in a harsh economic environment.
In the market for buying and selling property it appears that the effects of the turmoil/credit crunch are easing, and there are signs, for instance some players are beginning to trade properties again and properties in central areas which are seen as lacking in supply in particular are trading at generally high prices, of a recovery. Nevertheless, we think that it will be some time before there is a true turnaround in the market.
Turning our attention to the property leasing market, the situation for commercial facilities is challenging. Amid weak consumer spending and falling prices (deflation), it would be hard to say that existing-store sales have bottomed out, some stores are demanding rent reductions, and it is still possible that stores could close due to a sudden drop in consumer spending.
Office building vacancy rates are remaining generally high. Although business performance is improving in some areas, recovery is weak, and there is still a sense of uncertainty about the economic outlook. Keeping leasing rates high for new tenants and maintaining occupancy ratios remains a challenge even for so-called Class A buildings, large properties with ample features that are located mainly in central urban areas. In a growing number of regional areas, the downturn in the regional office market is even worse than in the Tokyo metropolitan area due to not only the economic downturn, but also the increase in supply.
The business environment for hotels remains challenging. Although there are hotels where the occupancy rate and ADR (average daily rate) have not been lowered, occupancy rates have fallen sharply at some luxury hotels due to the decrease in the number of nights stayed in high-priced rooms by European and American businessmen because of the economic slowdown.  Although the effects of the H1N1 pandemic flu have faded, the number of foreign guests is declining even at mid-sized business hotels and limited services hotels due to the stronger yen and cuts to overhead costs at companies both inside and outside of Japan.
In residential properties, demand for rental residential properties remains firm as the supply of rental condominiums continues to weaken as the flow of money into the property market decreases. Occupancy rates and lease rates have remained flat except in certain areas were there is excess supply. However, there is a tendency for vacancies to be prolonged at rental condominiums where lease rates are high.
Under such circumstances, during the period under review UUR has focused on effectively managing portfolio properties and it has been able ensure relatively consistent operate rates notwithstanding the challenging economic climate. No properties have been acquired during the period under review. UUR believes that the market for buying and selling properties is not yet functioning properly, and it is fully committed to policy of adhering to strict criteria for selecting investments.
As of November 30, 2009, UUR owned 13 commercial facilities, seven office buildings, one commercial and office complex, four hotels, one office and hotel complex, 22 residential properties and one other property, or a total of 49 properties acquired for a total of Y215,726 million. The total leasable floor space of these properties was 527,871.08 square meters (159,681.00 tsubo), unchanged from the beginning of the period, and the number of tenants decreased from 171 to 167.

During the period under review UUR has kept occupancy rates steady by focusing on enhancing asset quality, especially with respect to the management and operation of continuously held properties. During the period under review, the occupancy rate for the entire portfolio at each month-end varied between 98.2% and 98.6%, and was 98.2% as of the end of the period, November 30, 2009.
Going forward, UUR will continue to pursue cautious external growth, bearing in mind economic trends and the market situation, steady internal growth over the medium to longer term, and it will seek to reinforce its conservative financial strategy and financial position.

b. Funding overview

During the period under review, UUR did not obtain any new funding and it did not repay any existing borrowing. At the same time, considering the size of UUR’s assets and the refinancing risk accompanying the expiration of an existing committed line of credit (maximum loan amount of 10,000 million yen), we established a new committed line of credit with a higher maximum loan amount of 13,500 million yen as of June 26, 2009. Additionally, as of August 4, 2009, we entered into an agreement with Development Bank of Japan Inc. for a new committed line of credit (maximum loan amount of 2,000 million yen).

Consequently, outstanding borrowings totaled 76.8 billion yen as of November 30, 2009 (unchanged from the prior period end). This amount includes no short-term borrowings (unchanged from the prior period end), 15.4 billion yen of long-term debt due within one year (unchanged from the prior period end), 61.4 billion of long-term borrowings (unchanged from prior period end), as well as 25.0 billion yen of outstanding investment corporation bonds (unchanged from prior period end), which includes 15.0 billion yen of investment corporation bonds maturing within one year (up 15.0 billion from the prior period end).

UUR’s issuer credit ratings as of November 30, 2009, are shown below.

Rating Agency	Rating information
Rating and Investment Information, Inc.	Issuer rating: A+ Rating outlook: Stable
Moody’s Investors Service	Issuer rating: Baa1 Rating outlook: Stable

c. Performance and distributions for the period under review

As a result of the foregoing operations, in the period under review operating revenues rose 0.4% from the prior period to 8,427 million yen, property leasing income declined 2.1% from the prior period to 5,276 million yen, operating income after asset management fees/asset custody fees, and administrative costs and other overhead expenses declined 2.9% from the prior period to 4,335 million yen, income before taxes after factors such as interest expenses for borrowings and investment corporation bonds declined 4.6% from the prior period to 3,515 million yen, and net income declined 4.6% from the prior period to 3,514 million yen.
With the aim of maximizing the expensing of profit distributions based on the application of Article 67-15 of the Special

Taxation Measures Law, the entire amount of unappropriated retained earnings at the end of the period, excluding fractional amounts arising from a distribution of less than one yen per investment unit, was to be distributed, and as a result the amount distributed per investment unit was 17,459 yen.

3. Capital increase

The following changes in unitholders’ capital and in the number of outstanding investment units have taken place since the establishment of UUR.

Date	Description	No. of outstanding investment units (units)		Investment (million yen)		Remarks
		Change	Balance	Change	Balance
Nov. 4, 2003	Established through private offering	250	250	125	125	(Note 1)
Dec. 20, 2003	Public offering	79,500	79,750	36,633	36,758	(Note 2)
Jan. 21, 2004	Third-party allotment	3,988	83,738	1,837	38,596	(Note 3)
Dec. 1, 2004	Public offering	75,800	159,538	51,037	89,633	(Note 4)
Dec. 22, 2004	Third-party allotment	305	159,843	205	89,838	(Note 5)
Jun. 24, 2008	Public offering	40,000	199,843	17,822	107,661	(Note 6)
Jul. 24, 2008	Third-party allotment	1,457	201,300	649	108,310	(Note 7)

(Note 1)	UUR was established at 500,000 yen per unit.
(Note 2)	New investment units issued at 480,000 yen (460,800 yen underwriting price) per unit in a public offering intended to raise capital for property acquisitions.
(Note 3)	New investment units issued at 460,800 yen per unit in a third-party allotment intended to raise capital for property acquisitions.
(Note 4)	New investment units issued at 698,250 yen (673,312 yen underwriting price) per unit in a public offering intended to raise capital for property acquisitions.
(Note 5)	New investment units issued at 673,312 yen per unit in a third-party allotment intended to raise capital for property acquisitions.
(Note 6)	New investment units issued at 461,580 yen (445,566 yen underwriting price) per unit in a public offering intended to raise capital for property acquisitions.
(Note 7)	New investment units issued at 445,566 yen per unit in a third-party allotment intended to raise capital for property acquisitions.

(Investment unit price history)
The highest and lowest closing prices for UUR’s investment units on the J-REIT section of the Tokyo Stock Exchange for each period are shown below.
Period	8th Period	9th Period	10th Period	11th Period	12th Period
Closing month	Nov. 2007	May 2008	Nov. 2008	May 2009	Nov. 2009
High	1,000,000 yen	817,000 yen	620,000 yen	461,000 yen	546,000 yen
Low	683,000 yen	524,000 yen	270,000 yen	292,000 yen	388,000 yen

4.  Distribution record

With respect to the distribution amount for the period under review, with the aim of maximizing the expensing of profit distributions based on the application of special tax provisions (Article 67-15 of the Special Taxation Measures Law), the entire amount of unappropriated earnings at the end of the period, excluding fractional amounts arising from a distribution of less than one yen per investment unit, was to be distributed, and as a result the amount distributed per investment unit was 17,459 yen.
Period	Units	8th Period Jun. 1, 2007 to Nov. 30 2007	9th Period Dec. 1, 2007 to May 31, 2008	10th Period Jun. 1, 2008 to Nov. 30, 2008	11th Period Dec. 1, 2008 to May. 31, 2009	12th Period Jun. 1, 2009 to Nov. 30, 2009
Unappropriated earnings for the period	thousand yen	2,824,008	3,095,909	3,359,940	3,683,252	3,514,532
Amount of retained earnings	thousand yen	61	70	42	66	36
Total amount of cash distributions (Distribution per unit)	thousand yen (yen)	2,823,946 (17,667)	3,095,839 (19,368)	3,359,898 (16,691)	3,683,186 (18,297)	3,514,496 (17,459)
Total amount of earnings distributions (Earnings distribution per unit)	thousand yen (yen)	2,823,946 (17,667)	3,095,839 (19,368)	3,359,898 (16,691)	3,683,186 (18,297)	3,514,496 (17,459)
Total amount of refund of investments (Refund of investments per unit)	thousand yen (yen)	― (―)	― (―)	― (―)	― (―)	― (―)

5. Management policy and issues requiring attention

a. Overall management outlook

With respect to the global economic downturn that was caused by financial market turmoil and the credit crunch, although it appears that the crisis has been contained for now, the world remains in an unpredictable situation, as shown by the lingering fears of a double-dip in the economy. In Japan, significant currency fluctuations and deflation are causing business performance to suffer and consumer spending to slump, so the uncertainty surrounding the economic picture has not yet been eliminated.  Necessarily, the Japanese property market is also affected by the economic climate inside and outside of Japan, so we believe that it is necessary to continue to keep a close eye on future developments. As the effects of the economic downturn on the property leasing market become apparent in the form of higher vacancy rates and prolonged vacancy periods, prudent operation is required.
In this sort of environment, we recognize that a flexible and careful approach must be taken in investing and operating properties, such as building relationships with tenants and accurately assessing the market situation. Additionally, we believe that ties with financial institutions, a stronger financial foundation, and IR activity are more important than ever.

b. New property acquisitions (external growth)

Recognizing the importance of external growth, UUR has been diligently engaged in acquisitions since our first operating period in order to build a portfolio that can ensure consistent earnings over the medium to longer term. Going forward, UUR will take advantage of our broad network, which encompasses the property pipeline and property information pipeline of sponsor companies such as the shareholders of Japan REIT Advisors Co., Ltd. (“JRA”) and companies affiliated with such shareholders, in order to accurately gauge market trends and seek external growth to build the optimum portfolio based on our policy of selecting only blue-chip properties and bearing in mind the effects on our existing portfolio.
Given the current situation, in which market trends are rapidly changing in short periods of time, we believe that we are now in a period when our policy should be to take an especially careful approach when examining external growth opportunities.

c. Management and operation (internal growth)

Considering the relatively long-term nature of the lease terms in the portfolio as a whole, UUR will seek to further build trust with our tenants through our management and operation by accelerating maintenance and repair work and improving management and services, which lead to improved tenant satisfaction.
Additionally, we are seeking to improve earnings from existing properties by maintaining occupancy rates and leasing rates by conducting leasing activities based on the investigation and analysis of leasing market trends, and through our continuous endeavors in areas such as cost reduction.

d. Financial strategy

UUR has set a maximum LTV* of 60%, but in practice we aim for a more conservative LTV level of 50%. We aim to maintain a solid and stable financial position by securing long-term fixed funding, by diversifying loan maturities, and by ensuring liquidity by establishing committed lines of credit.
Furthermore, as a permanent enterprise, in order to enhance unitholder returns, UUR aims to build appropriate relationships with various financial institutions so that we can obtain funding on more favorable terms and lessen refinancing risk.
* LTV = total interest-bearing liabilities (including investment corporation bonds) ÷ total assets (total assets plus period-end appraised value less period-end book value)

6. Subsequent material events

Not applicable.

7. Supplementary information

a. Financing repayments and repayment of existing loans

As of December 21, 2009 the following funds have been borrowed in order to finance the repaying of existing loans*.

(i) Term Loan 27
Lender	Mitsubishi UFJ Trust and Banking Corporation
Loan amount	2,000 million yen
Interest rate	1.35914%
Loan date	Dec. 21, 2009
Repayment method	Lump sum repayment on due date
Due date	Dec. 20, 2011
Description	No collateral, no guarantee, fixed interest rate

(ii) Term Loan 28
Lender(s)	Aozora Bank, Ltd., The Shinkumi Federation Bank,
Sumitomo Mitsui Banking Corporation, ORIX Trust and Banking Corporation,
Saitama Resona Bank, Limited, The Bank of Fukuoka Ltd., and
Mizuho Trust & Banking Co. Ltd.
Loan amount	9,150 million yen
Interest rate	1.64157%
Loan date	Dec. 21, 2009
Repayment method	Lump sum repayment on due date
Due date	Jun. 20, 2013
Description	No collateral, no guarantee, fixed interest rate

(iii) Term Loan 29
Lender(s)	Sumitomo Mitsui Banking Corporation, Mizuho Corporate Bank, Ltd.,
The Sumitomo Trust and Banking Co., Ltd., Mizuho Trust & Banking Co., Ltd., and
The Bank of Tokyo-Mitsubishi UFJ, Ltd.
Loan amount	4,250 million yen
Interest rate	1.97537%
Loan date	Dec. 21, 2009
Repayment method	Lump sum repayment on due date
Due date	Dec. 20, 2014
Description	No collateral, no guarantee, fixed interest rate
*Because December 20, 2009, which is the principal repayment date for the existing loans listed below, was not a business day,

these loans were repaid on the following business day, December 21, 2009, pursuant to the relevant monetary loan agreements.

(i) Term Loan 6
Repayment date:	Dec. 21, 2009
Lender(s)	Saitama Resona Bank Limited, Shinsei Bank Limited,
Daido Life Insurance Company, Mizuho Trust & Banking Co., Ltd.,
and The Sumitomo Trust and Banking Co., Ltd.
Loan amount	5,000 million yen
Interest rate	1.39716%
Loan date	Dec. 20, 2004
Repayment method	Lump sum repayment on due date
Description	No collateral, no guarantee, fixed interest rate

(ii) Term Loan 12
Repayment date:	Dec. 21, 2009
Lender(s)	Aozora Bank, Ltd., The Bank of Fukuoka Ltd.,
Mizuho Corporate Bank, Ltd., Sumitomo Mitsui Banking Corporation,
and The Bank of Tokyo-Mitsubishi UFJ, Ltd.
Loan amount	4,800 million yen
Interest rate	1.55035%
Loan date	Dec. 20, 2006
Repayment method	Lump sum repayment on due date
Description	No collateral, no guarantee, fixed interest rate

(iii) Term Loan 15
Repayment date:	Dec. 21, 2009
Lender	Aozora Bank, Ltd., Shinsei Bank Limited,
and Sumitomo Mitsui Banking Corporation
Loan amount	5,600 million yen
Interest rate	1.47730%
Loan date	Feb. 19, 2007
Repayment method	Lump sum repayment on due date
Description	No collateral, no guarantee, fixed interest rate

b. Asset acquisition

UUR acquired the asset below subsequent to the closing date of the 12th period.
Four Seasons Building
Description of the acquisition
Acquired asset	Trust beneficial interest in property held in trust
Acquisition price	4,200 million yen
Acquisition date	Dec. 25, 2009
(Description of the acquired asset)
Location (address)	4-3 Shinjuku 2-chome, Shinjuku-ku, Tokyo
Use	Offices, parking
Area	Land: 690.93 square meters,
Building: 6,318.81 square meters
Structure	Steel reinforced concrete construction, flat-roof, 10 stories, plus one story below ground
Completion date	Oct. 1994
Total leasable floor area	5,000.54 square meters

B. Overview of the Investment Corporation

1.  Interests

Period	8th Period As of Nov. 30, 2007	9th Period As of May 31, 2008	10th Period As of Nov 30, 2008	11th Period As of May 31, 2009	12th Period As of Nov. 30, 2009
Total number of investment units authorized (units)	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000
Total number of investment units issued and outstanding (units)	159,843	159,843	201,300	201,300	201,300
Total unitholders’ equity (million yen)	89,838	89,838	108,310	108,310	108,310
Number of unitholders	7,188	7,319	9,662	9,561	9,025

2. Information about the investment units

The ten largest holders of the investment units that were outstanding as of the end of the period under review are listed below.
Name	Number of investment units held (units)	Percentage of total outstanding investment units held (%)
Japan Trustee Services Bank, Ltd. (trust account)	17,044	8.47
NikkoCiti Trust and Banking Corporation (investment trust account)	16,339	8.12
Trust & Custody Services Bank, Ltd (securities investment trust account)	14,740	7.32
The Master Trust Bank of Japan, Ltd. (trust account)	10,724	5.33
The Nomura Trust and Banking Co., Ltd. (investment trust account)	7,166	3.56
The Fuji Fire and Marine Insurance Co., Ltd.	7,082	3.52
The Bank of Ikeda, Ltd.	5,567	2.77
North Pacific Bank, Ltd.	4,626	2.30
Merrill Lynch Japan Securities Co., Ltd.	4,415	2.19
The Bank of New York, Treaty JASDEC account	4,239	2.11
Total	91,942	45.67
(Note)	The number of investment units held as a percentage of total outstanding investment is rounded to the nearest second decimal place.

3. Information about the officers

a. The officers of UUR as of November 30, 2009 are listed below.

Title	Name	Concurrent positions	Total compensation by position for the operating period under review
Executive officer	Yasuhiro Tanaka	―	6,000,000 yen
Supervisory officer	Masakazu Watase	Attorney, Watase Law Offices	2,100,000 yen
Supervisory officer	Toshio Kenmochi
Representative  Partner, Kasumigaskei Audit Corporation
Representative Director and President, RECS Management Institute
Representative Director and President, RECS Technologies Inc.
Managing Director, Baker Tilly Japan GK
2,100,000 yen
Independent auditor	Ernst & Young ShinNihon LLC	―	12,000,000 yen
Total			22,200,000 yen

(Note 1)	The executive officer and supervising officers do not hold UUR’s investment units, either under their own names or any other persons’ names.
(Note 2)	In some cases the supervising officers are officers of corporations other than those listed above, but they do not have any interest in UUR, including in the cases above.

b. Policy for deciding to dismiss or decline the reappointment of the independent auditor

Any decision to dismiss the independent auditor is considered by UUR’s board of directors in accordance with Investment Trust Act, while the decision to decline reappointment is considered by UUR’s board of directors, taking into general consideration the quality of the audits, the amount of compensation for the audits, and various other factors.

4. JRA, the Asset Custodian, and the Administrative Agent
JRA, the Asset Custodian, and the Administrative Agent as of November 30, 2009 are listed below.

Area of responsibility	Name
Asset Management Company	Japan REIT Advisors Co., Ltd.
Asset Custodian (Note 1)	Mizuho Trust & Banking Co., Ltd.
Administrative Agent (administrator of unitholder registry and administrator of special accounts)	The Chuo Mitsui Trust and Banking Company, Limited
Administrative Agent (accounting)	Mizuho Trust & Banking Co., Ltd.
Administrative Agent (administration of investment corporation bonds)	The Sumitomo Trust and Banking Co., Ltd., Mizuho Securities Co., Ltd., Citigroup Global Markets Japan Inc. (Note 3), and Kyokuto Securities Co., Ltd.

(Note 1)
The board of directors, at a meeting convened on July 15, 2009, voted to change the asset custodian from Mizuho Trust & Banking Co., Ltd. to The Sumitomo Trust and Banking Co., Ltd. on December 1, 2009 (13th period, ending May 2010), and on November 25, 2009 UUR entered into an asset custody agreement with The Sumitomo Trust and Banking Co., Ltd.

(Note 2)
On January 5, 2009, to coincide with the implementation of a book-entry transfer system for shares and other instruments (system for digital handling of stock certificates and other instruments) pursuant to the “Act for Partial Revision of the Act on Transfer of Bonds, etc. for Achieving Rationalization of Settlements for Transactions of Shares, etc. and Other Acts” (Act No. 88 of 2004), UUR amended the general administration agreement (unitholder registrar agreement) with The Chuo Mitsui Trust and Banking Company Limited and entered into a general administration agreement (special account administration agreement) with The Chuo Mitsui Trust and Banking Company Limited.

(Note 3)	On October 1, 2009 “Nikko Citigroup Limited” changed its company name to “Citigroup Global Markets Japan Inc.”

C. Investment Corporation portfolio assets

1. Assets of real estate investment corporation

Asset class				11th Period (May 31, 2009)		12th Period (Nov. 30, 2009)
	Use		Location	Total holdings (thousand yen) (Note 1)	Percentage. of total assets (%)	Total holdings (thousand yen) (Note 1)	Percentage. of total assets (%)
Real estate	Retail properties	Tokyo metropolitan area (Note 2)	6 central Tokyo wards (Note 3)	―	―	―	―
			23 Tokyo wards (Note 4)	―	―	―	―
			Other Tokyo metropolitan area (Note 5)	2,500,594	1.1	2,486,966	1.1
		Other regions		3,213,979	1.4	3,186,053	1.4
	Office buildings	Tokyo metropolitan area	6 central Tokyo wards	―	―	―	―
			23 Tokyo wards	8,833,049	3.8	8,793,584	3.8
			Other Tokyo metropolitan area	―	―	―	―
		Other regions		―	―		―
	Hotels	Tokyo metropolitan area	6 central Tokyo wards	1,862,525	0.8	1,848,004	0.8
			23 Tokyo wards	―	―	―	―
			Other Tokyo metropolitan area	4,876,639	2.1	4,830,578	2.1
		Other regions		―	―		―
	Residential properties	Tokyo metropolitan area	6 central Tokyo wards	―	―	―	―
			23 Tokyo wards	―	―	―	―
			Other Tokyo metropolitan area	―	―	―	―
		Other regions		910,028	0.4	899,248	0.4
	Others	Tokyo metropolitan area	6 central Tokyo wards	―	―	―	―
			23 Tokyo wards	―	―	―	―
			Other Tokyo metropolitan area	―	―	―	―
		Other regions		―	―		―
	Subtotal			22,196,816	9.6	22,044,435	9.6
Real estate in trust	Retail properties	Tokyo metropolitan area	6 central Tokyo wards	―	―	―	―
			23 Tokyo wards	18,767,799	8.1	18,754,587	8.1
			Other Tokyo metropolitan area	21,624,090	9.4	21,502,686	9.3
		Other regions		29,985,844	13.0	29,727,370	12.9
	Office buildings	Tokyo metropolitan area	6 central Tokyo wards	6,785,007	2.9	6,777,466	2.9
			23 Tokyo wards	―	―	―	―
			Other Tokyo metropolitan area	24,277,055	10.5	24,189,698	10.5
		Other regions		21,331,787	9.2	21,320,411	9.2
	Hotels	Tokyo metropolitan area	6 central Tokyo wards	20,993,753	9.1	20,952,332	9.1
			23 Tokyo wards	―	―	―	―
			Other Tokyo metropolitan area	3,898,747	1.7	3,856,931	1.7
		Other regions		9,674,683	4.2	9,688,089	4.2
	Residential properties	Tokyo metropolitan area	6 central Tokyo wards	2,404,277	1.0	2,377,917	1.0
			23 Tokyo wards	10,751,864	4.6	10,653,937	4.6
			Other Tokyo metropolitan area	2,230,994	1.0	2,210,995	1.0
		Other regions		16,571,503	7.2	16,370,848	7.1
	Others	Tokyo metropolitan area	6 central Tokyo wards	―	―	―	―
			23 Tokyo wards	―	―	―	―
			Other Tokyo metropolitan area	―	―	―	―
		Other regions		1,938,363	0.8	1,903,390	0.8
	Subtotal			191,235,772	82.7	190,286,663	82.5
Bank deposits and other assets				17,801,626	7.7	18,420,657	8.0
Total assets				231,234,215	100.0	230,751,756	100.0

(Note 1)
“Total holdings” is the amount recorded on the Statement of Financial Condition as of the closing date (for real estate and real estate in trust this is the book value net of depreciation). Trust beneficial interests for which the trust assets consist primarily of real estate do not include the bank deposits which are among the trust assets.

(Note 2)	“Tokyo metropolitan area” refers to Tokyo and the seven surrounding prefectures (Tokyo, Kanagawa, Chiba, Saitama, Ibaraki, Gunma, Tochigi and Yamanashi prefectures).
(Note 3)	“6 central Tokyo wards” refers to Chiyoda, Minato, Chuo, Shinjuku, Shibuya and Shinagawa wards.
(Note 4)	“23 Tokyo wards” refers to the 23 Tokyo wards, excluding the “6 central Tokyo wards.”
(Note 5)	“Other Tokyo metropolitan area” refers to the “Tokyo metro area,” excluding the 23 Tokyo wards and 6 central Tokyo wards.

2. Major asset holdings
An overview of UUR’s major asset holdings as of November 30, 2009 is presented below.

Name of Property	Book value (million yen) (Note 1)	Leasable floor area	Leased floor area	Occupancy rate (%) (Note 2)	Ending pct. of monthly contractual rents (%)	Main use	Used as collateral? Y/N
Daiei Himonya	14,892	26,655.66	26,655.66	100.0	6.4	Retail properties	N
Joy Park Izumigaoka	5,911	13,306.45	12,472.46	93.7	2.8	Retail properties	N
Daimaru Peacock Ashiya-Kawanishi Ten	758	1,558.80	1,558.80	100.0	0.4	Retail properties	N
Re-LAND Shopping Center	4,780	12,968.85	12,695.30	97.9	3.3	Retail properties	Y (Note 6)
AEON MALL Uki Value	10,702	72,073.39	72,073.39	100.0	5.5	Retail properties	N
TENJIN LUCE	6,593	4,194.57	3,547.74 (Note 3)	84.6	2.1	Retail properties	N
Yamada Denki Tecc Land Sakai Honten	3,186	8,637.63	8,637.63	100.0	(Note 4)	Retail properties	N
Miyamae Shopping Center	5,312	10,487.92	10,487.92	100.0	1.7	Retail properties	N
KONAMI SPORTS CLUB Korigaoka	2,005	8,627.58	8,627.58	100.0	(Note 4)	Retail properties	N
ACTIOLE minami ikebukuro	3,862	2,081.50	1,838.46 (Note 3)	88.3	1.0	Retail properties	N
Tip’s Machida Building	4,210	6,715.75	6,715.75 (Note 3)	100.0	2.7	Retail properties	N
Daiei Takarazuka Nakayama	3,755 (Note 5)	16,729.60	16,729.60	100.0	1.8	Retail properties	N
maricom-ISOGO / SYSTEM PLAZA YOKOHAMA (Site) (Note 7)	12,450	52,668.38	52,668.38	100.0	3.6	Retail properties /Office building	N
ACTIOLE Kannai	2,486	1,938.56	1,505.92 (Note 3)	77.7	0.6	Retail properties	N
T&G Hamamatsu-Cho Building	2,155	2,422.93	2,422.93 (Note 3)	100.0	1.4	Office building	N
SK Nagoya Building	5,280	8,708.52	7,212.77	82.8	2.8	Office building	N
Fukuoka Eartheon Building	1,808	4,934.39	4,606.24	93.3	1.5	Office building	N
Marumasu Koujimachi Building	2,408	2,612.42	2,612.42	100.0	1.4	Office building	N
Rokuban-Cho K Building	2,213	4,031.14	4,031.14	100.0	1.4	Office building	N
Shin-Osaka Central Tower	23,919	45,984.60	45,525.86	92.5	13.3	Office building /Hotel	N
Kawasaki Toshiba Building	18,938	36,118.31	36,118.31	100.0	11.7	Office building	N
Haseman Building Toyocho	8,793	7,540.30	7,540.30 (Note 3)	100.0	3.4	Office building	N
Shinjuku Washington Hotel—Honkan	20,952	53,317.45	53,317.45	100.0	10.0	Hotel	N
Toyoko Inn Shinagawa-Eki Takanawaguchi	1,848	3,088.85	3,088.85	100.0	0.7	Hotel	N
MZ BLD.	3,856	6,670.21	6,329.18 (Note 3)	94.9	1.6	Hotel	N
Hotel Route Inn Yokohama Bashamichi	4,830	7,139.44	6,969.35	97.6	1.8	Hotel	N
T&G Higashi-Ikebukuro Mansion	1,812	2,603.22	2,401.42 (Note 3)	92.2	0.8	Residential properties	N
T&G Yotsuya Mansion	1,229	1,679.10	1,550.40 (Note 3)	92.3	0.5	Residential properties	N
Excellia Magome	632	914.98	853. 39 (Note 3)	93.3	0.2	Residential properties	N
Komazawa Court	1,595	3,741.17	3,741.17	100.0	0.7	Residential properties	N
Ropponmatsu Court	703	3,294.36	3,294.36	100.0	0.3	Residential properties	N
Sky Court Shiba-Daimon	1,148	1,486.38	1,486.38	100.0	0.4	Residential properties	N

Name of Property	Book value (million yen) (Note 1)	Leasable floor area (Note 2)	Leased floor area(Note 2)	Occupancy rate (Note 2)	Ending pct. of monthly contractual rents (%)	Main use	Used as collateral?
Taiheiyo Cement Co. Housing (Maison Ukima)	3,427	12,691.43	12,691.43	100.0	1.5	Residential	N
Taiheiyo Cement Co. Housing (Narashino Residence)	1,111	6,840.86	6,840.86	100.0	0.6	Residential	N
Aprile Shin-Ohgi Ichibankan	2,931	12,700.44	12,700.44	100.0	(Note 4)	Residential	N
UUR Court Sapporo Kitasanjo	1,269	4,790.50	4,790.50	100.0	0.6	Residential	N
Taiheiyo Cement Soga Dormitory	607	2,931.14	2,931.14	100.0	0.3	Residential	N
Taiheiyo Cement Higashikurume Dormitory Shinkan	491	1,397.61	1,397.61	100.0	0.2	Residential	N
Nanzan Court Ichigoukan	1,046	3,576.74	3,576.74	100.0	0.5	Residential	N
Nanzan Court Nigoukan	442	1,890.51	1,890.51	100.0	0.2	Residential	N
CLIO Bunkyo Koishikawa	3,185	4,097.51	4,015.78 (Note 3)	98.0	1.3	Residential	N
GRAND-ROUGE Sakae	1,534	3,697.38	3,697.38	100.0	0.5	Residential	N
GRAND-ROUGE Sakae II	1,303	2,579.89	2,579.89	100.0	0.5	Residential	N
MA Sendai Building	3,052	11,525,36	11,154.21 (Note 3)	96.8	1.8	Residential	N
UUR Court Nagoya Meieki	1,514	2,958.45	2,958.45	100.0	0.5	Residential	N
UUR Court Sapporo Shinoro Ichibankan	899	6,271.74	6,271.74 (Note 3)	100.0	0.4	Residential	N
Park Site IZUMI	939	2,067.95	1,429.55 (Note 3)	69.1	0.3	Residential	N
UUR Court Osaka Jusohommachi	1,633	3,650.00	3,650.00	100.0	0.7	Residential	N
Lilycolor Tohoku Branch	1,903	9,271.16	9,271.16	100.0	(Note 4)	Other	N
Total	212,331	527,871.08	518,163.90	98.2	100.0	--

(Note 1)	The figures for “Book value” are rounded down to the nearest stated unit.
(Note 2)	The figures shown for “Leasable floor area,” “Leased floor area,” and “Occupancy rate” are based on data as of November 30, 2009.
“Leasable floor area” refers to the total floor area that may be leased in an individual property or in the portion of real estate in trust held by UUR.  “Leased floor area” refers to the total floor area within the leasable floor area that has been leased and for which a lease agreement has been concluded (in principle, the figures for “Leasable floor area” and “Lease agreement floor area” are the figures from each contract document or from the management reports and monthly reports prepared by the property management companies; the figures stated in each contract document are based on the figure corresponding to the total floor area of a building, the figure corresponding to the floor area stated in the land register, the figure corresponding to the exclusively occupied floor area, the figure corresponding to the improved floor area, or the from the management reports and monthly reports prepared by the property management companies). “Occupancy rate” is a percentage calculated by dividing “Leased floor area” by “Leasable floor area.” For the portions of the maricom-ISOGO/SYSTEM PLAZA YOKOHAMA (site) and Shinjuku Washington Hotel-Honkan properties that are jointly owned with other parties, leasable floor area and leased floor area are calculated using the floor area of the entire relevant portion.
(Note 3)
Master lease agreements with no rent guarantee have been concluded for some or all of the leasable floor area of these real estate assets, and rent is received only when such master lease areas are actually subleased. In view of this, the “Lease agreement floor area” for the master lease areas of such real estate assets is calculated as the floor area that the lessee has subleased as of November 30, 2009, rather than the floor area that is leased by the lessee.

(Note 4)
The tenant that has entered into a lease agreement for this real estate or real estate in trust has not agreed to the disclosure of the rental income, and therefore this figure is not shown because it may not be disclosed due to unavoidable circumstances.

(Note 5)
According to a January 2007 soil and environmental survey report on this land that was prepared by a designated survey institute, the elution of lead, arsenic and fluorine at virtually the entire site of the Daiei Takarazuka Nakayama Store was at concentrations that exceeded designated levels. Nevertheless, it stated that this is unlikely to directly harm health at the site.  As a precaution against the possible need for future soil improvement, according to the trust beneficial interest transfer agreement, in acquiring the property UUR succeeded the former owner in an additional trust of 630 million yen as the cost necessary to improve the soil in the future (the “soil improvement reserve”), and the period-end book value of the relevant trust beneficial interest, 3,755 million yen, reflects this additional trust.

For now, the need for soil clean-up is expected to be exceedingly low; therefore, the soil improvement reserve has been received from the trustee with a view to enhancing capital efficiency.
(Note 6)	A mortgage has been established on the real estate in trust as a secured claim on the right to demand refund of security deposits and guarantee money for the property.
(Note 7)	On June 15, 2009 the name of the property was changed from “maricom-ISOGO / SYSTEM PLAZA ISOGO (site)” “maricom-ISOGO / SYSTEM PLAZA YOKOHAMA (site).”

3. Schedule of Portfolio Assets

An overview of the asset holdings as of the end of the 12th period is presented below.
Name of Property	Location (address)	Form of holding	Period-end appraised value (million yen) (Note 1)
Daiei Himonya	4-1-1 Himonya, Meguro-ku, Tokyo	Trust beneficial interest in real estate	15,500
Joy Park Izumigaoka	1-3 Miharadai 1-cho, Minami-ku, Sakai-shi, Osaka	Trust beneficial interest in real estate	3,650
Daimaru Peacock Ashiya-Kawanishi Ten	3-28 Kawanishicho, Ashiya-shi, Hyogo	Trust beneficial interest in real estate	1,050
Re-LAND Shopping Center	7-2-2 Fujiwara, Funabashi-shi, Chiba	Trust beneficial interest in real estate	5,490
AEON MALL Uki Value	1-1 Gohnoe, Ogawa-machi, Uki-shi, Kumamoto	Trust beneficial interest in real estate	10,100
TENJIN LUCE	2-3-24 Tenjin, Chuo-ku, Fukuoka-shi, Fukuoka	Trust beneficial interest in real estate	4,780
Yamada Denki Tecc Land Sakai Honten	5-1 Yashimocho 1-cho, Higashi-ku, Sakai-shi, Osaka	Real estate	3,020
Miyamae Shopping Center	3-9-12 Inukura, Miyamae-ku, Kawasaki-shi, Kanagawa	Trust beneficial interest in real estate	4,210
KONAMI SPORTS CLUB Korigaoka	3-3-1 Korigaoka, Hirakata-shi, Osaka	Trust beneficial interest in real estate	1,640
ACTIOLE minami ikebukuro	2-26-10 Minami-ikebukuro, Toshima-ku, Tokyo	Trust beneficial interest in real estate	3,400
Tip’s Machida Building	6-7-8 Haramachida, Machida-shi, Tokyo	Trust beneficial interest in real estate	4,330
Daiei Takarazuka Nakayama	21-22 Mefuhigashino-cho, Takarazuka-shi, Hyogo	Trust beneficial interest in real estate	3,690
maricom-ISOGO / SYSTEM PLAZA YOKOHAMA (Site) (Note 4)	-- (Note 2)	Trust beneficial interest in real estate	11,000
ACTIOLE Kannai	3-31 Masago-cho, Naka-ku, Yokohama-shi, Kanagawa	Real estate	2,070
T&G Hamamatsu-Cho Building	2-12-10 Shiba-Daimon, Minato-ku, Tokyo	Trust beneficial interest in real estate	3,000
SK Nagoya Building	1-3-7 Nishiki, Naka-ku, Nagoya-shi, Aichi	Trust beneficial interest in real estate	5,660
Fukuoka Eartheon Building	3-6-3 Hakata-Eki Higashi, Hakata-ku, Fukuoka-shi, Fukuoka	Trust beneficial interest in real estate	2,520
Marumasu Koujimachi Building	3-3-8 Koujimachi, Chiyoda-ku, Tokyo	Trust beneficial interest in real estate	3,060
Rokuban-Cho K Building	2 Rokuban-cho, Chiyoda-ku, Tokyo	Trust beneficial interest in real estate	3,290
Shin-Osaka Central Tower	5-5-15 Nishi-Nakashima, Yodogawa-ku, Osaka-shi, Osaka	Trust beneficial interest in real estate	25,200
Kawasaki Toshiba Building	580-1 Horikawa-cho, Saiwai-ku, Kawasaki-shi, Kanagawa	Trust beneficial interest in real estate	30,300
Haseman Building Toyocho	2-4-18 Toyo, Koto-ku, Tokyo	Real estate (Note 3)	8,050
Shinjuku Washington Hotel—Honkan	3-2-9 Nishi-Shinjuku, Shinjuku-ku, Tokyo	Trust beneficial interest in real estate	22,100
Toyoko Inn Shinagawa-Eki Takanawaguchi	4-23-2 Takanawa, Minato-ku, Tokyo	Real estate	2,050
MZ BLD.	2-26-9 Myojin-cho, Hachioji-shi, Tokyo	Trust beneficial interest in real estate	3,400
Hotel Route Inn Yokohama Bashamichi	4-53-1 Benten Dori, Naka-ku, Yokohama-Shi, Kanagawa	Real estate	4,050
T&G Higashi-Ikebukuro Mansion	3-8-8 Higashi-Ikebukuro, Toshima-ku, Tokyo	Trust beneficial interest in real estate	2,050
T&G Yotsuya Mansion	10-7 Arakicho, Shinjuku-ku, Tokyo	Trust beneficial interest in real estate	1,320
Excellia Magome	5-20-2 Minami-Magome, Ota-ku, Tokyo	Trust beneficial interest in real estate	628
Komazawa Court	2-37-1 Komazawa, Setagaya-ku, Tokyo	Trust beneficial interest in real estate	1,710
Ropponmatsu Court	4-3-11 Ropponmatsu, Chuo-ku, Fukuoka-shi, Fukuoka	Trust beneficial interest in real estate	657
Sky Court Shiba-Daimon	1-2-3 Shiba-Daimon, Minato-ku, Tokyo	Trust beneficial interest in real estate	1,070
Taiheiyo Cement Co. Housing (Maison Ukima)	1-3-1 Ukima, Kita-ku, Tokyo	Trust beneficial interest in real estate	3,590
Taiheiyo Cement Co. Housing (Narashino Residence)	4-83-10 Narashinodai, Funabashi-shi, Chiba	Trust beneficial interest in real estate	1,090
Aprile Shin-Ohgi Ichibankan	2-10-6 Kita-Ohgi, Higashi Nada-ku, Kobe-shi, Hyogo	Trust beneficial interest in real estate	2,950
UUR Court Sapporo Kitasanjo	3-1-28 Kitasanjo Higashi, Chuo-ku, Sapporo-shi, Hokkaido	Trust beneficial interest in real estate	1,240
Taiheiyo Cement Soga Dormitory	2-3-5 Minami-cho, Chuo-ku, Chiba-shi, Chiba	Trust beneficial interest in real estate	557
Taiheiyo Cement Higashikurume Dormitory Shinkan	1-8-4 Hikawadai, Higashikurume-shi, Tokyo	Trust beneficial interest in real estate	449

Nanzan Court Ichigoukan	6-8 Komagatacho, Showa-ku, Nagoya-shi, Aichi	Trust beneficial interest in real estate	947
Nanzan Court Nigoukan	5-20 Komagatacho, Showa-ku, Nagoya-shi, Aichi	Trust beneficial interest in real estate	436
CLIO Bunkyo Koishikawa	1-13-9 Koishikawa, Bunkyo-ku, Tokyo	Trust beneficial interest in real estate	3,050
GRAND-ROUGE Sakae	5-21-26 Sakae, Naka-ku, Nagoya-shi, Aichi	Trust beneficial interest in real estate	1,150
GRAND-ROUGE Sakae II	5-21-37 Sakae, Naka-ku, Nagoya-shi, Aichi	Trust beneficial interest in real estate	1,060
MA Sendai Building	1-3-7 Kimachidori, Aoba-ku, Sendai-shi, Miyagi	Trust beneficial interest in real estate	3,160
UUR Court Nagoya Meieki	2-5-4 Meieki, Nishi-ku, Nagoya-shi, Aichi	Trust beneficial interest in real estate	1,260
UUR Court Sapporo Shinoro Ichibankan	Shinoro 3-jo 6-4-32, Kita-ku, Sapporo-shi, Hokkaido	Real estate	744
Park Site IZUMI	1-14-6 Izumi, Higashi-ku, Nagoya-shi, Aichi	Trust beneficial interest in real estate	749
UUR Court Osaka Jusohommachi	3-4-15 Jusohommachi, Yodogawa-ku, Osaka-shi, Osaka	Trust beneficial interest in real estate	1,470
Lilycolor Tohoku Branch	3-10 Okadanishimachi, Miyagino-ku, Sendai-shi, Miyagi	Trust beneficial interest in real estate	1,840
Total			219,787

(Note 1)
“Period-end appraised value” shows the appraised value of the real estate or the value arising from a price survey conducted using the same means as an appraisal conducted by a real estate appraiser, pursuant to the Investment Corporation’s bylaws or the “Accounting Rules for Investment Corporations” (Cabinet Office Ordinance No. 47, 2006), as of the closing date.

(Note 2)	Not applicable because only the land was acquired for the maricom-ISOGO / SYSTEM PLAZA YOKOHAMA (site) property.
(Note 3)	After cancelling the trust agreement on November 30, 2008, the property has been held outright through the acquisition of the title to the property on the following day (December 1, 2008).
(Note 4)	On June 15, 2009 the name of the property changed from “maricom-ISOGO / SYSTEM PLAZA ISOGO (site)” “maricom-ISOGO / SYSTEM PLAZA YOKOHAMA (site).”

The leasing status of UUR’s portfolio properties is presented below.
Name of Property	11th Period (Dec. 1, 2008 to May 31, 2009)				12th Period (Jun. 1, 2009 to Nov. 30, 2009)
	No. of tenants at period end (Note 1)	Occupancy rate at period end (%) (Note 2)	Property leasing income for the period (million yen) (Note 3)	Pct. of property leasing income (%)	No. of tenants at period end (%) (Note 1)	Occupancy rate at period end (Note 2)	Property leasing income for the period (million yen) (Note 3)	Pct. of property leasing income (%)
Daiei Himonya	1	100.0	528	6.3	1	100.0	528	6.3
Joy Park Izumigaoka	16	93.7	247	2.9	16	93.7	235	2.8
Daimaru Peacock Ashiya-Kawanishi Ten	1	100.0	30	0.4	1	100.0	30	0.3
Re-LAND Shopping Center	15	99.2	277	3.3	14	97.9	267	3.2
AEON MALL Uki Value	1(86)	100.0	456	5.4	1(83)	100.0	456	5.4
TENJIN LUCE	2(6)	88.3	182	2.2	2(5)	84.6	201	2.4
Yamada Denki Tecc Land Sakai Honten	1(1)	100.0	(Note 4)	(Note 4)	1(1)	100.0	(Note 4)	(Note 4)
Miyamae Shopping Center	3(8)	100.0	141	1.7	3(8)	100.0	138	1.6
KONAMI SPORTS CLUB Korigaoka	1	100.0	(Note 4)	(Note 4)	1	100.0	(Note 4)	(Note 4)
ACTIOLE minami ikebukuro	1(8)	88.3	91	1.1	1(8)	88.3	91	1.1
Tip’s Machida Building	2(9)	100.0	226	2.7	2(9)	100.0	224	2.7
Daiei Takarazuka Nakayama	1(15)	100.0	151	1.8	1(16)	100.0	151	1.8
maricom-ISOGO / SYSTEM PLAZA YOKOHAMA (Site) (Note 5)	4	100.0	285	3.4	4	100.0	298	3.5
ACTIOLE Kannai	1(9)	90.1	80	1.0	1(8)	77.7	86	1.0
T&G Hamamatsu-Cho Building	1(6)	100.0	110	1.3	1(6)	100.0	113	1.3
SK Nagoya Building	7	84.1	233	2.8	7	82.8	233	2.8
Fukuoka Eartheon Building	3(2)	100.0	134	1.6	3(2)	93.3	132	1.6
Marumasu Koujimachi Building	11(1)	94.9	122	1.5	12(1)	100.0	116	1.4
Rokuban-Cho K Building	1(4)	100.0	105	1.2	1(4)	100.0	117	1.4
Shin-Osaka Central Tower	57(2)	95.9	1,176	14.0	53(2)	92.5	1,147	13.6
Kawasaki Toshiba Building	1(3)	100.0	968	11.5	1(4)	100.0	968	11.5
Haseman Building Toyocho	1(1)	100.0	283	3.4	1(1)	100.0	284	3.4
Shinjuku Washington Hotel-Honkan	8(1)	100.0	822	9.8	8(1)	100.0	824	9.8

Name of Property	11th Period (Dec. 1, 2008 to May 31, 2009)				12th Period (Jun. 1, 2009 to Nov. 30, 2009)
	No. of tenants at period end (Note 1)	Occupancy rate at period end (%) (Note 2)	Property leasing income for the period (million yen) (Note 3)	Pct. of property leasing income (%)	No. of tenants at period end (Note 1)	Occupancy rate at period end (%) (Note 2)	Property leasing income for the period (million yen) (Note 3)	Pct. of property leasing income (%)
Toyoko Inn Shinagawa-Eki Takanawaguchi	1	100.0	57	0.7	1	100.0	57	0.7
MZ BLD.	2(7)	93.5	125	1.5	2(7)	94.9	132	1.6
Hotel Route Inn Yokohama Bashamichi	3	97.6	151	1.8	3	97.6	160	1.9
T&G Higashi-Ikebukuro Mansion	1(122 units)	94.6	70	0.8	1(119 units)	92.2	65	0.8
T&G Yotsuya Mansion	1(74 units)	94.9	47	0.6	1(72 units)	92.3	42	0.5
Excellia Magome	1(42 units)	95.5	22	0.3	1(41 units)	93.3	21	0.2
Komazawa Court	1(95 units)	100.0	54	0.7	1(87 units)	100.0	55	0.6
Ropponmatsu Court	1(75 units)	100.0	34	0.4	1(64 units)	100.0	30	0.4
Sky Court Shiba-Daimon	1(1)	100.0	34	0.4	1(1)	100.0	32	0.4
Maison Ukima	1	100.0	123	1.5	1	100.0	123	1.5
Narashino Residence	1(1 units)	100.0	51	0.6	1(1 units)	100.0	51	0.6
Aprile Shin-Ohgi Ichibankan	1	100.0	(Note 4)	(Note 4)	1	100.0	(Note 4)	(Note 4)
UUR Court Sapporo Kitasanjo	1(124 units)	100.0	52	0.6	1(121 units)	100.0	52	0.6
Soga Dormitory 1(1 units)	1(1 units)	100.0	25	0.3	1(1 units)	100.0	25	0.3
Higashikurume Dormitory Shinkan	1	100.0	16	0.2	1	100.0	16	0.2
Nanzan Court Ichigoukan	1(85 units)	100.0	39	0.5	1(88 units)	100.0	39	0.5
Nanzan Court Nigoukan	1(34 units)	100.0	17	0.2	1(33 units)	100.0	17	0.2
CLIO Bunkyo Koishikawa	1(86 units)	95.3	105	1.2	1(88 units)	98.0	101	1.2
GRAND-ROUGE Sakae	1(90 units)	100.0	45	0.5	1(74 units)	100.0	45	0.5
GRAND-ROUGE Sakae II	1(83 units)	100.0	40	0.5	1(82 units)	100.0	40	0.5
MA Sendai Building	2(151 units)	99.7	158	1.9	2(145 units)	96.8	157	1.9
UUR Court Nagoya Meieki	1(116 units)	100.0	29	0.4	1(116 units)	100.0	45	0.5
UUR Court Sapporo Shinoro Ichibankan	2(1)	100.0	32	0.4	2(1)	100.0	32	0.4
Park Site IZUMI 1(27 units)	1(30 units)	75.0	30	0.4	1(27 units)	69.1	27	0.3
UUR Court Osaka Jusohommachi	1(139 units)	100.0	19	0.2	1(136 units)	100.0	55	0.7
Lilycolor Tohoku Branch	1	100.0	(Note 4)	(Note 4)	1	100.0	(Note 4)	(Note 4)
Total	171(1,519)	98.7	8,393	100.0	167(1,463)	98.2	8,427	100.0

(Note 1)
“No. of tenants” is based on data as of the closing date of each period. When a single tenant leases multiple units, that tenant is treated as a single tenant when it does so within the same property and as multiple tenants when it does so across multiple properties, and under this method the “No. of tenants” shows the cumulative number of tenants. For properties that are subleased by the lessee, the number of tenants is treated as one tenant; however, the total number of sublease tenants or the number of leased units that are subleased by the lessee as of November 30, 2009 are shown within parentheses.

(Note 2)
“Occupancy rate” is based on data as of the closing date of each period. “Occupancy rate” is a percentage calculated by dividing “Leased floor area” by “Leasable floor area.” For the portions of the maricom-ISOGO/SYSTEM PLAZA YOKOHAMA (Site) and Shinjuku Washington Hotel-Honkan properties that are jointly owned with other parties, leasable floor area and leased floor area are calculated using the floor area of the entire relevant portion.

(Note 3)	The figures for “Property leasing income” are rounded down to the nearest stated unit.
(Note 4)
The tenant that has entered into a lease agreement for this real estate or real estate in trust has not agreed to the disclosure of the rental income, and therefore this figure is not shown because it may not be disclosed due to unavoidable circumstances.

(Note 5)	On June 15, 2009 the name of the property changed from “maricom-ISOGO / SYSTEM PLAZA ISOGO (site)” “maricom-ISOGO / SYSTEM PLAZA YOKOHAMA (site).”

4. Other assets

All real estate trust beneficial interests held by UUR are presented in “3. Schedule of Portfolio Assets.” There are no other specified assets as of November 30, 2009.

D. Capital investments in real estate holdings

1. Planned capital investments

The major planned capital investments associated with improvements to portfolio properties that are scheduled as of as of November 30, 2009 are presented below. The following estimated work cost amounts include those portions that are treated as an expense for accounting purposes.

Name of Property	Location	Purpose	Timetable	Estimated work cost (million yen)
				Total amount	Amount during the period	Amount already disbursed
Daiei Himonya	Meguro-ku, Tokyo	Improvements to underground parking floor surface	Jan. 2010 - Feb. 2010	25	―	―
Daiei Himonya	Meguro-ku, Tokyo	Elevator equipment upgrades (No. 6 passenger and freight elevator)	Apr. 2010-Apr. 2010	42	―	―
Daiei Himonya	Meguro-ku, Tokyo	Escalator equipment improvements (incl. refit of 12 units)	Mar. 2010-May 2010	20	―	―
Daiei Himonya	Meguro-ku, Tokyo	Step-down transformer service	Mar. 2010-Apr. 2010	12	―	―
Daiei Himonya	Meguro-ku, Tokyo	Change fan coil in HVAC equipment	Mar. 2010-Apr. 2010	11	―	―
Daiei Himonya	Meguro-ku, Tokyo	Elevator equipment upgrades (No. 7 passenger and freight elevator)	Jun. 2010-Jun. 2010	45	―	―
Daiei Himonya	Meguro-ku, Tokyo	Escalator equipment improvements (incl. refit of 12 units)	Sep. 2010-Sep. 2010	40	―	―
Daiei Himonya	Meguro-ku, Tokyo	Improvements to HVAC equipment	Oct. 2010-Oct. 2010	80	―	―
Daiei Himonya	Meguro-ku, Tokyo	Power substation equipment service	Jun. 2010-Nov. 2010	60	―	―
Re-LAND Shopping Center	Funabashi-shi, Chiba	Improvements to exterior tile work	Jan. 2010-Apr. 2010	17	―	―
AEON MALL Uki Value	Uki-shi, Kumamoto	Air-conditioning upgrade(Jusco building)	Feb. 2010-Apr. 2010	40	―	―
AEON MALL Uki Value	Uki-shi, Kumamoto	Air-conditioning upgrade (Jusco building)	Oct. 2010-Nov. 2010	24	―	―
AEON MALL Uki Value	Uki-shi, Kumamoto	Upgrades to outside air handling equipment (Jusco building)	Oct. 2010-Nov. 2010	10	―	―
TENJIN LUCE	Fukuoka-shi, Fukuoka-	Improvements to 1F entrance interior	Mar. 2010-Apr. 2010	55	―	―
Miyamae Shopping Center	Kawasaki-shi, Kanagawa	Leak proofing work (waterproofing)	May 2010-May 2010	58	―	―
Tip’s Machida Building	Machida-shi, Tokyo	Rehab work (exterior, signage, etc)	Mar. 2010-May 2010	100	―	―
ACTIOLE Kannai	Yokohama-shi, Kanagawa	Install new signage	May 2010-May 2010	10	―	―
SK Nagoya Building	Nagoya-shi, Aichi	Upgrade central monitoring equipment	Aug. 2010-Sep. 2010	15	―	―
SK Nagoya Building	Nagoya-shi, Aichi	Rehab common areas	Aug. 2010-Sep. 2010	10	―	―
Marumasu Koujimachi Building	Chiyoda-ku, Tokyo	HVAC equipment upgrades	Nov. 2010-Nov. 2010	100	―	―
Rokuban-Cho K Building	Chiyoda-ku, Tokyo	Inspect interior & other work	Feb. 2010-May 2010	30	―	―
Shin-Osaka Central Tower	Osaka-shi, Osaka-	Lighting control upgrades	Mar. 2010-May 2010	20	―	―
Shin-Osaka Central Tower	Osaka-shi, Osaka	Service parking No. 6 control board and other equipment	Feb. 2010-May 2010	11	―	―
Shin-Osaka Central Tower	Osaka-shi, Osaka	Upgrade central monitoring	Jul. 2009 -Jan. 2010	60	―	―
Shin-Osaka Central Tower	Osaka-shi, Osaka	Upgrade disaster monitoring	Feb. 2010 -May 2010	160	―	―
Shin-Osaka Central Tower	Osaka-shi, Osaka	Install hazard guards on fire doors (all)	Jan. 2010 - Mar. 2010	20	―	―
Shin-Osaka Central Tower	Osaka-shi, Osaka	Upgrade HVAC (3F-11F: 2nd)	Dec. 2009 - May 2010	357	―	―
Shin-Osaka Central Tower	Osaka-shi, Osaka	Replace gauge drive for parking units no. 1-6	Feb. 2010 - May 2010	68	―	―
Shin-Osaka Central Tower	Osaka-shi, Osaka	Replace cooling tower (hotel)	Dec. 2009- Mar. 2010	30	―	―
Shin-Osaka Central Tower	Osaka-shi, Osaka	Service digital broadcasting equipment	Jun. 2010- Nov. 2010	380	―	―
Shin-Osaka Central Tower	Osaka-shi, Osaka	Upgrade HVAC (3F-11F, 3rd )	Jun. 2010 - Nov. 2010	148	―	―
Kawasaki Toshiba Building	Kawasaki-shi, Kanagawa	Upgrade automated fire reporting equipment	Nov. 2009 - Apr. 2010	128	―	―
Kawasaki Toshiba Building	Kawasaki-shi, Kanagawa	Elevator improvements(1st)	Jun. 2010- Oct. 2010	165	―	―
Haseman Building Toyocho	Koto-ku, Tokyo	Overhaul 3 HVAC chillers	May 2010- May 2010	12	―	―
Haseman Building Toyocho	Koto-ku, Tokyo	Upgrade HVAC equipment (1st)	Nov. 2010- Nov. 2010	144	―	―
Haseman Building Toyocho	Koto-ku, Tokyo	HVAC equipment improvements	May 2010- May 2010	17	―	―
MZ BLD.	Hachioji-shi, Tokyo	External common signage improvements	Jan. 2010- Jan. 2010	10	―	―
MZ BLD.	Hachioji-shi, Tokyo	301 section HVAC installation work	Jul. 2010- Aug. 2010	13	―	―
Komazawa Court	Setagaya-ku, Tokyo	Major exterior renovations	Sep. 2010- Sep. 2010	30	―	―
Taiheiyo Cement Co. Housing (Maison Ukima)	Kita-ku, Tokyo	Major exterior renovations (exterior repairs, paint, balcony waterproofing)	Oct. 2009- Jan. 2010	73	―	―
Taiheiyo Cement Co. Housing (Maison Ukima)	Kita-ku, Tokyo	Major renovations (stairways, hallways)	Jan. 2010- Mar. 2010	25	―	―
Taiheiyo Cement Co. Housing (Narashino Residence)	Funabashi-shi, Chiba	Major renovations (painting, waterproofing)	Jul. 2010- Oct. 2010	12	―	―

2. Capital expenditures during the period under review

UUR has made the following capital expenditures on real estate assets during the period under review. Capital expenditures for the period under review total 397 million yen, and including 63 million yen of repair costs classified as expenses, the total amount of work was 461 million yen.

Name of Property	Location	Purpose	Dates	Amount (million yen)
Daiei Himonya	Meguro-ku, Tokyo	Improvements to see-through elevator no. 1	May 2009- Jun. 2009	34
Daiei Himonya	Meguro-ku, Tokyo	Improvements to see-through elevator no. 2	Jun. 2009- Jul. 2009	33
AEON MALL Uki Value	Uki-shi, Kumamoto	Lighting upgrades (Area D)	Oct. 2009- Oct. 2009	20
Shin-Osaka Central Tower	Osaka-shi, Osaka	Individual HVAC work (portion delivered Nov. 2009)	Jun. 2009- Nov. 2009	136
Kawasaki Toshiba Building	Kawasaki-shi, Kanagawa	Upgrades to outdated humidifiers in 4-7F tester rooms	Jun. 2009- Jul. 2009	13
Nanzan Court Ichigoukan	Nagoya-shi, Aichi	Roof waterproofing improvements	Jun. 2009- Jun. 2009	10
Other capital expenditures				148
Total				397

3. Long-term repair and maintenance reserve

Based on the long-term repair and maintenance plan established for each property, UUR sets aside a reserve from the cash flow from each period as a repair and maintenance reserve to be used to pay for major repairs in the medium and longer term future.
(million yen)
Operating period Item	8th Period Jun. 1, 2007 to Nov. 30, 2007	9th Period Dec. 1, 2007 to May 31, 2008	10th Period Jun. 1, 2008 to Nov. 30, 2008	11th Period Dec. 1, 2008 to May 31, 2009	12th Period Jun. 1, 2009 to Nov. 30, 2009
Initial reserve balance	1,297	1,518	1,726	1, 961	2, 203
Amount added to reserve in the period under review	221	228	234	242	242
Amount drawn from reserve in the period under review	―	20	―	―	―
Amount carried over to the next period	1,518	1,726	1,961	2, 203	2,446

(Note)
When all or part of the reserves accumulated within the trust assets by the former holder are assumed in conjunction with a trust beneficial interest transaction, the amount assumed is presented within the amount added to the period under review.

E. Expenses and liabilities
1. Itemized management expenses
(thousand yen)
Item	11th Period Dec. 1, 2008 to May 31, 2009	12th Period Jun. 1, 2009 to Nov. 30, 2009
(a) Asset management fees	643,988	647,178
(b) Custody fees	30,329	30,707
(c) General administration fees	78,874	79,660
(d) Director compensation	10,200	10,200
(e) Other expenses	162,897	173,757
Total	926,291	941,504

(Note)
In addition to the asset management fees presented above, in the 11th period 12,560 thousand yen was associated with the acquisition of properties that was included in the book value of individual portfolio properties.

2. Borrowings

As of the end of the 12th Fiscal Period, the company’s borrowings were as follows:

(Long-term debt due for repayment within one year)
(million yen)
Lender	Drawdown Date	Balance at the End of the Previous Period	Balance as at the End of the Current Period	Average Interest Rate (%) (Note 1)	Repayment Date	Repayment Method	Use	Remarks
Saitama Resona Bank, Limited	Dec. 20, 2004	670	670	1.39716	Dec. 20, 2009	Full payment at maturity	(Note 3)	Unsecured, Unguaranteed
Shinsei Bank, Limited		1,330	1,330
Daido Life Insurance Company		670	670
Mizuho Trust & Banking Co., Ltd.		330	330
The Sumitomo Trust and Banking Co., Ltd.		2,000	2,000
Mizuho Corporate Bank, Ltd.	Dec. 20, 2006	2,500	2,500	1.55035	Dec. 20, 2009		(Note 4)
Aozora Bank, Ltd.		500	500
The Bank of Fukuoka, Ltd.		500	500
The Bank of Tokyo-Mitsubishi UFJ, Ltd.		800	800
Sumitomo Mitsui Banking Corporation		500	500
Shinsei Bank, Limited	Feb. 19, 2007	1,900	1,900	1.47730	Dec. 20, 2009		(Note 2)
Aozora Bank, Ltd.		900	900
Sumitomo Mitsui Banking Corporation		2,800	2,800
Subtotal		15,400	15,400

(Long-term debt)
(million yen)
Lender	Drawdown Date	Balance at the End of the Previous Period	Balance at the End of the Current Period	Average Interest Rate (%) (Note 1)	Repayment Date	Repayment Method	Use	Remarks
The Sumitomo Trust and Banking Co., Ltd.	Feb. 18, 2008	4,000	4,000	1.20861	Dec. 20, 2010	Full payment at maturity	(Note 2)	Unsecured, Unguaranteed
Mizuho Corporate Bank, Ltd.		4,400	4,400
The Bank of Tokyo-Mitsubishi UFJ, Ltd.		4,000	4,000
Mizuho Corporate Bank, Ltd.	Apr. 10, 2008	2,000	2,000	1.33256	Jun. 20, 2011		(Note 2)
The Bank of Tokyo-Mitsubishi UFJ, Ltd.		2,000	2,000
The Sumitomo Trust and Banking Co., Ltd.	Dec. 22, 2008	3,000	3,000	1.12079	Jun. 20, 2011		(Note 5)
The Sumitomo Trust and Banking Co., Ltd.	Feb. 26, 2009	850	850	1.67585	Jun. 20, 2011		(Note 2)
Mizuho Corporate Bank, Ltd.		850	850
Mizuho Corporate Bank, Ltd.	Dec. 20, 2006	2,000	2,000	1.86167	Dec. 20, 2011		(Note 4)
Aozora Bank, Ltd.		500	500
The National Mutual Insurance Federation of Agricultural Cooperatives	Apr. 28, 2006	3,400	3,400	1.89500	Dec. 20, 2011		(Note 2)

The Norinchukin Bank	Dec. 20, 2006	4,000	4,000	1.02079	Dec. 20, 2011	(Note 4)
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	Dec. 27, 2007	4,400	4,400	1.44618	Jun. 20, 2012	(Note 2)
Sumitomo Mitsui Banking Corporation	Jan. 30, 2008	4,500	4,500	1.48031	Jun. 20, 2012	(Note 2)
Development Bank of Japan Inc.	Nov. 11, 2008	900	900	1.63568	Jun. 20, 2012	(Note 2)
The Sumitomo Trust and Banking Co., Ltd.	Dec. 22, 2008	3,000	3,000	1.17079	Jun. 20, 2012	(Note 5)
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	Sep. 27, 2007	4,000	4,000	1.66432	Dec. 20, 2012	(Note 2)
Aozora Bank, Ltd.	Dec. 20, 2007	2,000	2,000	1.67119	Dec. 20, 2012	(Note 5)
Saitama Resona Bank, Limited		1,000	1,000
Shinsei Bank, Limited		2,500	2,500
The Sumitomo Trust and Banking Co., Ltd.		2,700	2,700
The Dai-ichi Mutual Life Insurance Company		1,000	1,000
Mitsui Sumitomo Insurance Company, Limited		1,000	1,000
The Sumitomo Trust and Banking Co., Ltd.	Dec. 22, 2008	3,400	3,400	1.27079	Dec. 20, 2013	(Note 5)
Subtotal		61,400	61,400
Total		76,800	76,800

(Note 1)
“Average interest rate” represents the weighted average, during the period, based on the number of days and the outstanding balance of borrowings, rounded at the sixth decimal place. This figure does not include related fees and commissions paid to the lending institutions.

(Note 2)	Funds borrowed to finance purchases of real estate and/or real estate investment trust beneficiary rights.
(Note 3)	Funds borrowed to finance purchases of real estate investment trust beneficiary rights and/or to repay other borrowings.
(Note 4)	Funds borrowed to repay other borrowings and/or to fund operations.
(Note 5)	Funds borrowed to repay other borrowings.

3. Investment Corporation Bonds

As of the end of the 12th Fiscal Period, the status of the company’s investment corporation bonds was as follows:
Bond	Issue date	Outstanding balance as of end of previous fiscal period (millions yen)	Outstanding balance as of end of current fiscal period (millions yen)	Interest rate (%)	Date of maturity	Repayment method	Purpose of funds	Notes
Uncollateralized Investment Corp. Bond No. 1	7/12/2005	15,000	15,000	0.78	7/12/2010	Full amount on maturity date	(Note 1)	(Note 2)
Uncollateralized Investment Corp. Bond No. 2	7/12/2005	10,000	10,000	1.91	7/10/2015	Full amount on maturity date	(Note 1)	(Note 2)
Total		25,000	25,000

(Note 1)	Funds used for repayment of previous borrowings.
(Note 2)	With pari passu conditions among specified investment corporation bonds, and limited to qualified institutional investors.

F. Status of purchases/sales during Fiscal Period

1. Status of purchases/sales of real estate and/or asset-backed securities
Not applicable.

2. Purchases/sales of other assets
With respect to other assets apart from the real estate and/or asset-backed securities above, these were mainly bank deposits, and bank assets held as part of trust assets.

3. Examination of prices, etc. of specific assets
Not applicable.

4. Transactions involving key shareholders or other persons with vested interests

a. Transactions
There were no relevant purchases/sales of specified assets involving key shareholders or other interested parties.

b. Amount of commissions/fees paid
Payments of commissions/fees to key shareholders or other interested parties during the Fiscal Period were as follows.

Category	Total fees paid (A) (thousand yen)	Details of transactions involving key shareholders or other interested parties		(B)/(A)
		Payee	Amount paid (B) (thousand yen)
Outsourcing commissions	409,271	Marubeni Community Co.. Ltd.	68,839	16.8%
		Marubeni Real Estate Co., Ltd.	41,607	10.2%
		The Daiei, Inc.	1,200	0.3%
Liability insurance premiums	14,950	Marubeni Safenet Co., Ltd.	14,664	98.1%
Construction management fees	9,394	Marubeni Community Co., Ltd.	628	6.7%
		Marubeni Real Estate Co., Ltd.	4,425	47.1%
Other leasing business costs	19,013	Marubeni Community Co., Ltd.	888	4.7%
		Marubeni Real Estate Co., Ltd.	1,858	9.8%

(Note)
Of the persons with interests in the investment management company due to investment management contracts with UUR, as defined in Article 201, Paragraph 1 of the Investment Trust Act, and/or key shareholders of the investment management company as defined in Article 29, Section 4, Paragraph 2 of the Financial Instruments and Exchange Act, the above disclosures concern Marubeni Community Co., Ltd.,  Marubeni Real Estate Co., Ltd., Marubeni Safenet Co., Ltd. and The Daiei, Inc., companies that UUR conducted business with and/or made payments to, during the 12th Fiscal Period.

5. Status of transactions with investment management companies with which the investment management company conducts joint business
The investment management company of UUR engaged in no businesses that were joint businesses.

G. Accounting

1. Assets, liabilities, capital and/or profits and losses
Please refer to the following sections below: II. Balance Sheets, III. Statements of Income, IV. Changes in Unitholders’ Equity, V. Notes, and VI. Statements of Cash Distributions.

2. Changes in method of calculation of depreciation
None.

3. Changes in methods of appraisal of real estate
None.

4. Receipt etc. of trust benefits from investment trusts established by the company
The following represents the status of JRA’s investment in UUR:

a. Purchases etc.

Date of purchase	Number of units purchased (units)	Number of units sold (units)	Number of units held (units)	Notes
November 4, 2003	13	--	13	(Note 1)
December 20, 2003	187	--	200	(Note 2)
June 24, 2008	200	--	400	(Note 3)
Total	400	--	400	--

(Note 1)	When UUR was established, the units were purchased at a price of 500,000 yen per unit.
(Note 2)	When new units in UUR were issued to be offered to the public, the units were purchased at a price of 480,000 yen per unit.
(Note 3)	When new units in UUR were issued to be offered to the public, the units were purchased at a price of 461,580 yen per unit.

b. Status of holdings (record of status of holdings as of the end of each Fiscal Period for the past five years)

	Number of units held at term-end (units)	Total value of units held at term-end (thousand yen) (Note 1)	(for reference) Term-end price per unit (yen)	Percentage of total units outstanding (%) (Note 2)	(for reference) Total units outstanding at term-end (Units)
Third Fiscal Period (12/1/04-5/31/05)	200	139,000	695,000	0.13	159,843
Fourth Fiscal Period (6/1/05-11/30/05)	200	136,800	684,000	0.13	159,843
Fifth Fiscal Period (12/1/05-5/31/06)	200	138,000	690,000	0.13	159,843
Sixth Fiscal Period (6/1/06-11/30/06)	200	140,800	704,000	0.13	159,843
Seventh Fiscal Period (12/1/06-5/31/07)	200	204,000	1,020,000	0.13	159,843
Eighth Fiscal Period (6/1/07-11/30/07)	200	148,800	744,000	0.13	159,843
Ninth Fiscal Period (12/1/07-5/31/08)	200	125,400	627,000	0.13	159,843
Tenth Fiscal Period (6/1/08-11/30/08)	400	124,800	312,000	0.20	201,300
Eleventh Fiscal Period (12/1/08-5/31/09)	400	167,200	418,000	0.20	201,300
Twelfth Fiscal Period (6/1/09-11/30/09)	400	179,600	449,000	0.20	201,300
(Note 1)    Calculated by multiplying the term-end price per unit by the number of units held.
(Note 2)    Rounded at the third decimal place.

H. Other

Notice

1. Unitholders meeting

The Fourth General Meeting of Unitholders was held on August 28, 2009. The main items in the agenda approved at the General Meeting of Unitholders were as follows.

Agenda item	Summary
Changes in Articles of Incorporation	The following amendments were made in the Articles of Incorporation:
	●	Amendments relating to electronic investment security certificate system
	●	Amendments relating to changes in the Securities Exchange Act and the Investment Trust Act, etc.
	●	Amendments relating to changes in the tax laws

● Other adjustments to words and phrases for consistency and/or clarity.
Selection of one executive officer	Yasuhiro Tanaka was named executive officer of the company.
Selection of two auditors	Masakazu Watase and Toshio Kenmochi were named supervising officers of the company.
Selection of one executive officer (standing)	Hisami Abe was named executive officer (standing) of the company.

2. Board of Officers meeting of the Investment Corporation

The main contracts approved and/or changed by the directors of the investment company during the Fiscal Period were as follows.

Change in asset custody company, and execution of an asset custody services contract
At a meeting on July 15, 2009, the officers of the company decided to change the asset custody company from Mizuho Trust & Banking Co., Ltd. to The Sumitomo Trust & Banking Co., Ltd., (effective May 2010, 13th Fiscal Period); as of November 25, 2009, the company executed an asset custody services contract with The Sumitomo Trust & Banking Co., Ltd.

II. Balance Sheets

		(in thousand yen)
		Previous Period (for reference)	Current Period
		(May 31, 2009)	(November 30, 2009)
Assets
Current Assets
Cash and bank deposits		6,363,932	6,833,211
Cash and bank deposits in trust	*1	10,306,511	10,684,787
Rent receivables		136,524	135,572
Prepaid expenses		223,238	63,604
Deferred tax assets		19	18
Other		237	456
Total Current Assets		17,030,464	17,717,651
Fixed Assets
Property and equipment, at cost
Buildings		8,072,818	8,073,178
Less accumulated depreciation		459,025	602,002
Buildings, net		7,613,793	7,471,175
Structures		98,262	98,262
Less accumulated depreciation		25,899	32,603
Structures, net		72,362	65,659
Machinery and equipment		93,811	93,811
Less accumulated depreciation		5,589	8,628
Machinery and equipment, net		88,222	85,182
Land		14,422,415	14,422,418
Construction in progress		22	－
Buildings in trust	*1	85,556,141	85,934,738
Less accumulated depreciation		10,819,027	12,112,133
Buildings in trust, net		74,737,113	73,822,604
Structures in trust	*1	835,536	839,498
Less accumulated depreciation		336,496	368,063
Structures in trust, net		499,039	471,434
Machinery and equipment in trust		396,418	406,471
Less accumulated depreciation		98,571	112,779
Machinery and equipment in trust, net		297,846	293,692
Tools, furniture and fixtures in trust	*1	73,111	75,723
Less accumulated depreciation		26,997	32,451
Tools, furniture and fixtures in trust, net		46,113	43,272
Land in trust	*1	115,630,314	115,630,314
Construction in progress in trust		25,344	25,344
Total property and equipment		213,432,588	212,331,098
Intangible assets
Software		5,306	4,738
Leasehold right in trust		437,174	437,174
Other intangible assets in trust		1,961	1,917
Total intangible assets		444,443	443,830
Investments and other assets
Security deposits paid		10,000	10,000
Security deposits paid in trust		20,513	20,513
Long-term prepaid expenses		296,205	228,661
Total investments and other assets		326,718	259,174
Total Fixed Assets		214,203,750	213,034,104
Total Assets		231,234,215	230,751,756

Liabilities
Current Liabilities
Trade accounts payable		446,116	348,990
Current portion of investment corporation bond		－	15,000,000
Long-term debt due for repayment within one year		15,400,000	15,400,000
Accrued expenses		398,269	411,196
Dividends payable		15,506	15,451
Income taxes payable		904	932
Consumption taxes payable		199,113	123,007
Rent received in advance		106,072	103,075
Rent received in advance in trust		1,108,063	1,099,129
Deposit received		1,844	2,270
Deposit received in trust		31,837	33,662
Total Current Liabilities		17,707,728	32,537,716
Long-term Liabilities
Investment corporation bonds		25,000,000	10,000,000
Long-term debt		61,400,000	61,400,000
Leasehold and security deposits received		1,438,269	1,399,890
Leasehold and security deposits received in trust	*1	13,694,455	13,589,105
Total Long-term Liabilities		101,532,725	86,388,996
Total Liabilities		119,240,453	118,926,713

Unitholders’ Equity
Unitholders’ Equity
Unitholders’ capital		108,310,509	108,310,509
Retained earnings
Unappropriated retained earnings (unapproprieted deficit)		3,683,252	3,514,532
Total retained earnings		3,683,252	3,514,532
Total unitholders’ equity		111,993,762	111,825,042
Total Unitholders’ Equity	*3	111,993,762	111,825,042
Total Liabilities and Unitholders’ Equity		231,234,215	230,751,756

III. Statements of Income
(in thousand yen)
		Previous Fiscal Period (for reference)	Current Fiscal Period
		From: December 1, 2008	From: June 1, 2009
		To: May 31, 2009	To: November 30, 2009
Operating Revenues
Rental revenues	*1	7,960,112	7,955,015
Other rental revenues	*1	433,789	472,249
Total Operating Revenues		8,393,901	8,427,265
Operating Expenses
Property-related expenses	*1	3,002,765	3,150,468
Asset management fees		643,988	647,178
Asset custody fees		30,329	30,707
Administrative service fees		78,874	79,660
Directors’ compensation		10,200	10,200
Other operating expenses		162,897	173,757
Total Operating Expenses		3,929,056	4,091,973
Operating Income		4,464,844	4,335,292
Non-operating Revenues
Interest income		548	234
Other		2,423	970
Total Non-operating Revenues		2,972	1,204
Non-operating Expenses
Interest expenses		627,407	664,319
Interest expenses on corporate bonds		154,000	154,421
Other		2,187	2,308
Total Non-operating Expenses		783,595	821,049
Ordinary Income		3,684,221	3,515,446
Income before Income Taxes		3,684,221	3,515,446
Current Income Taxes		1,013	978
Deferred Income Taxes		(1)	1
Total Income Taxes		1,011	980
Net Income		3,683,209	3,514,466
Unappropriated Retained Earnings Brought Forward		42	66
Unappropriated Retained Earnings (unappropriated deficit)		3,683,252	3,514,532

IV. Statements of Unitholders’ Equity
(in thousand yen)
	Previous Fiscal Period (for reference)	Current Fiscal Period
	From: December 1, 2008	From: June 1, 2009
	To: May 31, 2009	To: November 30, 2009
Unitholders’ equity
Unitholders’ capital
Balance at the end of previous period	108,310,509	108,310,509
Changes of items during the period Total changes of items during the period	－	－
Balance at the end of current period	108,310,509	108,310,509
Retained earnings
Unappropriated retained earnings (unapproprieted deficit)
Balance at the end of previous period	3,359,940	3,683,252
Changes of items during the period
Dividends from retained earnings	(3,359,898)	(3,683,186)
Net income	3,683,209	3,514,466
Total changes of items during the period	323,311	(168,719)
Balance at the end of current period	3,683,252	3,514,532
Total retained earnings
Balance at the end of previous period	3,359,940	3,683,252
Changes of items during the period
Dividends from retained earnings	(3,359,898)	(3,683,186)
Net income	3,683,209	3,514,466
Total changes of items during the period	323,311	(168,719)
Balance at the end of current period	3,683,252	3,514,532
Total unitholders’ equity
Balance at the end of previous period	111,670,450	111,993,762
Changes of items during the period
Dividends from retained earnings	(3,359,898)	(3,683,186)
Net income	3,683,209	3,514,466
Total changes of items during the period	323,311	(168,719)
Balance at the end of current period	111,993,762	111,825,042
Total net assets
Balance at the end of previous period	111,670,450	111,993,762
Changes of items during the period
Dividends from retained earnings	(3,359,898)	(3,683,186)
Net income	3,683,209	3,514,466
Total changes of items during the period	323,311	(168,719)
Balance at the end of current period	111,993,762	111,825,042

V. Notes

(Matters Concerning Significant Accounting Policies)
	Previous Fiscal Period (for reference) From: December 1, 2008 To: May 31, 2009	Current Fiscal Period From: June 1, 2009 To: November 30, 2009
1. Method for depreciation of noncurrent assets
(1) Property, plant and equipment (including assets in trust)
The straight-line method is adopted.
The useful life of primary property, plant and equipment are as follows:
Buildings                  2-55 years
Structures                 2-45 years
Machinery and equipment     3-17 years
Tools, furniture and fixtures  5-15 years

(1) Property, plant and equipment (including trust assets) Same as left
	(2) Intangible assets (including trust assets) The straight-line method is adopted. With respect to the use of software for internal use, a five-year license is assumed.	(2) Intangible assets (including trust assets) Same as left
	(3) Long-term prepaid expenses The straight-line method is adopted.	(3) Long-term prepaid expenses Same as left
2. Standards for recording revenues and expenses
Accounting for fixed property tax, etc.
As for the fixed property tax, city planning tax, depreciated asset tax, etc. for owned real estate, of the tax amount that has been separated into installments, the method of accounting for the amount corresponding to the relevant fiscal period as expenses related to rent business is adopted.
As for the amount equivalent to the fixed property tax, etc. paid as reimbursement to the transferor in the initial fiscal year in correlation with acquisitions of real estate and trust beneficiary rights that have real estate as assets in trust, the amount is not recorded as an expense but is included in the acquisition cost of the relevant real estate. The amount equivalent to fixed property tax, etc. that was included in the acquisition cost of real estate properties in the fiscal period under review is 1,976 thousand yen.

Accounting for fixed property tax, etc.
As for the fixed property tax, city planning tax, depreciated asset tax, etc. for owned real estate, of the tax amount that has been separated into installments, the method of accounting for the amount corresponding to the relevant fiscal period as expenses related to rent business is adopted.
As for the amount equivalent to the fixed property tax, etc. paid as reimbursement to the transferor in the initial fiscal year in correlation with acquisitions of real estate and trust beneficiary rights that have real estate as assets in trust, the amount is not recorded as an expense but is included in the acquisition cost of the relevant real estate. The amount equivalent to fixed property tax, etc. that was included in the acquisition cost of real estate properties in the fiscal period under review is nil.

3. Other material items concerning the basis of preparing financial statements
(1) Accounting method for trust beneficiary rights based on real estate trust assets
As for owned trust beneficiary rights that have real estate properties as trust assets, all accounts of assets and liabilities within trust assets as well as all accounts of revenues and expenses incurred from trust assets are recorded in the relevant account item of the balance sheets and statements of income.
The following material items of trust assets recorded in the relevant account item are separately listed on the balance sheets.
1.Cash and deposits in trust
2. Buildings in trust; structures in trust; machinery and equipment in trust; tools in trust, furniture and fixtures in trust; land in trust; and construction in progress.
3.Leasehold rights in trust, other intangible assets in trust
4.Lease and guarantee deposits in trust
5.Advances in trust
6.Deposits in trust
7.Lease and guarantee deposits in trust
(2) Accounting method for consumption tax
The accounting for consumption tax and local consumption tax depends on the method of tax exemption. Consumption taxes relating to noncurrent assets, etc. that are not tax-deductible are recorded as part of the purchase cost of the asset.
(1) Accounting method for trust beneficiary rights based on real estate trust assets Same as left (2) Accounting method for consumption tax Same as left

(Notes on changes in accounting policies)
Previous Fiscal Period (for reference) From: December 1, 2008 To: May 31, 2009	Current Fiscal Period From: June 1, 2009 To: November 30, 2009
None	None

(Notes to Balance Sheets)
	Previous Fiscal Period (for reference) From: December 1, 2008 To: May 31, 2009		Current Fiscal Period From: June 1, 2009 To: November 30, 2009
*1. Pledged assets and liabilities secured by pledged assets		(in thousand yen)		(in thousand yen)
	The following are the pledged assets		The following are the pledged assets

	Cash and bank deposits in trust	206,782	Cash and bank deposits in trust	206,907

	Buildings in trust	2,720,293	Buildings in trust	2,661,110
	Structures in trust	4,208	Structures in trust	2,312
	Tools, furniture and fixtures in trust	2,488	Tools, furniture and fixtures in trust	2,300

	Land in trust	2,114,743	Land in trust	2,114,743
	Total	5,048,516	Total	4,987,373

	(ii) liabilities secured by pledged assets		(ii) liabilities secured by pledged assets
		Leasehold and security deposits received in trust		Leasehold and security deposits received in trust
		1,676,110		1,676,110
	Total	1,676,110	Total	1,676,110
*2. Credit facility	UUR entered into a commitment-line agreement with its bank of account and other financial institutions.		UUR entered into a commitment-line agreement with its bank of account and other financial institutions.
		(in thousand yen)		(in thousand yen)
	Total amount of credit facility 10,000,000 Balance of used line – Balance of unused line 10,000,000		Total amount of credit facility 15,500,000 Balance of used line – Balance of unused line 15,500,000
*3. Minimum net assets as defined in Article 67, Paragraph 4 of the Investment Trust Law	50,000 thousand yen		50,000 thousand yen

(Notes to Statements of Income)
	Previous Fiscal Period (for reference) From: December 1, 2008 To: May 31, 2009		Current Fiscal Period From: June 1, 2009 To: November 30, 2009
*1. Breakdown of operating income (loss) from property leasing		(in thousand yen)		(in thousand yen)
	A. Revenue from property leasing		A. Revenue from property leasing
	Rent revenue – real estate		Rent revenue – real estate
	Rent income	7,295,973	Rent income	7,301,523
	Common area charges	458,178	Common area charges	448,239
	Parking lot expenses	176,673	Parking lot expenses	175,819
	Other rental revenues (Note 1)	29,286	Other rental revenues (Note 1)	29,433
	Total	7,960,112	Total	7,955,015
	Other lease business revenue		Other lease business revenue
	Incidental income (Note 2)	373,218	Incidental income (Note 2)	389,956
	One-time rental revenue	46,787	One-time rental revenue	66,992
	Miscellaneous income	13,783	Miscellaneous income	15,300
	Total	433,789	Total	472,249
	Total rental revenues	8,393,901	Total rental revenues	8,427,265

	B. Rental expenses		B. Rental expenses

	Expenses related to rent business		Expenses related to rent business
	Taxes and dues	552,551	Taxes and dues	679,906
	Outsourcing commissions	403,747	Outsourcing commissions	409,271
	Utilities	378,072	Utilities	381,043
	Casualty insurance	14,817	Casualty insurance	14,950
	Repair expenses (Note 3)	79,022	Repair expenses (Note 3)	88,722
	Depreciation and amortization	1,489,063	Depreciation and amortization	1,499,287
	Other rental expenses	85,490	Other rental expenses	77,285
	Total rental expenses	3,002,765	Total rental expenses	3,150,468
C. Operating income (loss) from property leasing
 (A − B) 5,391,135
(Note 1) Figures include fixed amounts other than rent income, common area charges and parking lot expenses.
(Note 2) Figures include utilities charges received which vary depending on tenant usage.
(Note 3) Figures include both repair expenses and repair reserves.

C. Operating income (loss) from property leasing
(A − B) 5,276,797
(Note 1) Figures include fixed amounts other than rent income, common area charges and parking lot expenses.
(Note 2) Figures include utilities charges received which vary depending on tenant usage.
(Note 3) Figures include both repair expenses and repair reserves.

(Notes to Statements of Unitholders’ Equity)
	Previous Fiscal Period (for reference) From: December 1, 2008 To: May 31, 2009	Current Fiscal Period From: June 1, 2009 To: November 30, 2009
*1. Total number of investment units authorized and total number of investment units issued	Total number of investment units authorized 2,000,000 units Total number of investment units issued 201,300 units	Total number of investment units authorized 2,000,000 units Total number of investment units issued 201,300 units

(Notes on Tax-Effect Accounting)
	Previous Fiscal Period (for reference) From: December 1, 2008 To: May 31, 2009		Current Fiscal Period From: June 1, 2009 To: November 30, 2009
1. Breakdown of principal causes for the creation of deferred tax assets and deferred tax liabilities		(in thousand yen)		(in thousand yen)
	[Deferred tax assets]		[Deferred tax assets]
	Accrued enterprise taxes excluded from expenses	11	Accrued enterprise taxes excluded from expenses	10
	Accrued local special taxes excluded from expenses	8	Accrued local special taxes excluded from expenses	7
	Subtotal	19	Subtotal	18
	[Net deferred tax assets]	19	[Net deferred tax assets]	18
2. Breakdown of significant components that caused differences in the event of differences between the statutory income tax rate and the effective income tax rate after application of tax-effect accounting
		(%)		(%)
	Japanese statutory income tax rate (adjustments)	39.33	Japanese statutory income tax rate (adjustments)	39.33
	Deductible cash distributions	(-39.32)	Deductible cash distributions	(-39.32)
	Other	0.02	Other	0.02

	Effective income tax rate after application of tax-effect accounting	0.03	Effective income tax rate after application of tax-effect accounting	0.03

(Notes on Lease Transactions)
Previous Fiscal Period (for reference) From: December 1, 2008 To: May 31, 2009	Current Fiscal Period From: June 1, 2009 To: November 30, 2009
None	None

(Notes on Transactions with Related Parties)
Previous Fiscal Period (for reference) (December 1, 2008 to May 31, 2009)

1. Asset management company and interested parties, etc.

Type	Company name	Description	Equity (%)	Concurrently serving Directors	Description of transactions	Amount of transaction (Note 1) (Note 2) (thousand yen)	Account	Outstanding balance at the end of the period (Note1) (Note 2) (thousand yen)
Interested Party	Marubeni Community Co., Ltd.	Real estate management	_	None	Property leasing	146,632	Rent receivables	15,318
							Leasehold and security deposits received in trust	47,587
					Property management fees	69,944	Trade accounts payable	11,183
					Construction management fees	1,172	Trade accounts payable	365
					Utilities	1,379	Trade accounts payable	426
					Construction costs	5,279	Trade accounts payable	4,462
					Other rental expenses	6,066	Trade accounts payable	333
Interested Party	Marubeni Real Estate Co., Ltd.	Real estate	_	None	Property management fees	34,422	Trade accounts payable	6,363
					Construction management fees	4,337	Trade accounts payable	2,415
					Other rental expenses (including communication expenses)	453	Trade accounts payable	363
Interested Party	Marubeni Safenet Co., Ltd.	Insurance agency	_	None	Casualty insurance	14,520	Long-term prepaid expenses	16,198
							Prepaid expenses	149

Interested Party	Marubeni Properties Co., Ltd.(Note 3)	Real estate management	_	None	Property management fees	62,351	－	－
					Construction management fees	874	－	－
					Other rental expenses	765	－	－
Interested Party	The Daiei, Inc.	Supermarket	_	None	Property leasing	679,999	Leasehold and security deposits received in trust	880,000
							Rent received in advance	119,000
					Property management fees	1,200	－	－
Interested Party	The Maruetsu, Inc.	Supermarket	_	None	Property leasing	72,275	Leasehold and securities deposits received in trust	739,000
							Rent received in advance	12,648
Interested Party	Tipness Limited	Fitness club operator	_	None	Property leasing	24,326	Leasehold and securities deposits received in trust	48,653
							Rent received in advance	4,257
					Other rental revenues	23,922	Rent receivable	4,123
Interested Party	Marubeni Asset Management Co., Ltd.	Investing	_	None	Brokerage commission	47,100	－	－
Interested Party	Telemarketing Japan, Inc.	Marketing	_	None	Property leasing	17,013	Leasehold and securities deposits received in trust	30,794
							Rent received in advance	2,977
					Other rental revenues	2,121	Rent receivable	325
Interested Party	Tsunagu Network Communications Inc.	Communications service	_	None	Other rental expenses	820	Trade accounts payable	143

(Note 1)	Consumption tax is not included in the “Amount of transaction” figures, but is included in the “Outstanding balance at the end of the period.”
(Note 2)	Amounts less than 1,000 yen are truncated.
(Note 3)
Marubeni Properties merged with Marubeni Real Estate effective April 1, 2009, leaving Marubeni Real Estate as the surviving company. The data above reflects transaction with Marubeni Properties through March 31, 2009.

(Note 4)	Terms of transactions are determined in accordance with prevailing market rates.

2. Asset custody company

Type	Company name	Description	Equity (%)	Concurrently serving Directors	Description of transaction	Amount of transactions (Note 1) (Note 2) (thousand yen)	Account	Outstanding balance at the end of the period (Note1) (Note 2) (thousand yen)
Asset custodian	Mizuho Trust & Banking Co., Ltd.	Trust bank	－	None	Administrative service fee	68,139	Accrued expenses	36,166
					Custodian fee	53,138	－	－

(Note 1)	Consumption tax is not included in the “Amount of transaction” figures, but is included in the “Outstanding balance at the end of the period.”
(Note 2)	Amounts less than 1,000 yen are truncated.
(Note 3)	Terms of transactions are determined in accordance with prevailing market rates.

There were no other relevant transactions.

Current Fiscal Period (June 1, 2009 to November 30, 2009)

1. Asset custody company and interested parties, etc.

Type	Company name	Description	Equity (%)	Concurrently serving Directors	Description of transaction	Amount of transaction (Note 1) (Note 2) (thousand yen)	Account	Outstanding balance at the end of the period (Note1) (Note 2) (thousand yen)
Interested Party	Marubeni Community Co., Ltd.	Real estate management	_	None	Property leasing	143,518	Rent receivables	12,866
							Leasehold and securities deposits received in trust	47,587
					Property management fees	68,839	Trade accounts payable	10,867
					Construction management fees	628	Trade accounts payable	215
					Utilities	1,522	Trade accounts payable	493
					Other rental expenses	3,821	Trade accounts payable	155
Interested Party	Marubeni Real Estate Co., Ltd.	Real estate	_	None	Property management fees	41,607	Trade accounts payable	5,720
					Construction management fees	4,425	Trade accounts payable	2,087
					Other rental expenses (including communication expenses)	1,979	Trade accounts payable	48
Interested Party	Marubeni Safenet Co., Ltd.	Insurance agency	_	None	Casualty insurance premiums	14,664	Long-term prepaid expenses	1,667
							Prepaid expenses	15
Interested Party	The Daiei, Inc.	Supermarket	_	None	Property leasing	679,999	Leasehold and securities deposits received in trust	880,000
							Rent received in advance	119,000
					Property management fees	1,200	－	－
Interested Party	The Maruetsu, Inc.	Supermarket	_	None	Property leasing	72,275	Leasehold and securities deposits received in trust	739,000
							Rent received in advance	12,648
Interested Party	Tipness Limited	Fitness club operator	_	None	Property leasing	24,326	Leasehold and securities deposits received in trust	48,653
							Rent received in advance	4,257
					Other rental revenues	24,183	Rent receivables	4,158
Interested Party	Telemarketing Japan, Inc.	Marketing	_	None	Property leasing	9,065	－	－
					Other rental revenues	1,085	－	－
Interested Party	Tsunagu Network Communications Inc.	Communication service	_	None	Other rental expenses	820	Trade accounts payable	143

(Note 1)	Consumption tax is not included in the “Amount of transaction” figures, but is included in the “Outstanding balance at the end of the period.”
(Note 2)	Amounts less than 1,000 yen are truncated.
(Note 3)	Terms of transactions are determined in accordance with prevailing market rates.

2. Asset custody company

Type	Company name	Description	Equity (%)	Concurrently serving Directors	Description of transaction	Amount of transaction (Note 1) (Note 2) (thousand yen)	Account	Outstanding balance at the end of the period (Note1) (Note 2) (thousand yen)
Asset custodian	Mizuho Trust & Banking Co., Ltd.	Trust bank	－	No	Administrative service fee	68,935	Accrued expenses	35,993
					Custodian fee	48,397	－	－

(Note 1)	Consumption tax is not included in the “Amount of transaction” figures, but is included in the “Outstanding balance at the end of the period.”
(Note 2)	Amounts less than 1,000 yen are truncated.
(Note 3)	Terms of transactions are determined in accordance with prevailing market rates.

There were no other relevant transactions.

(Notes on Per Unit Information)
Previous Fiscal Period (for reference) From: December 1, 2008 To: May 31, 2009		Current Fiscal Period From: June 1, 2009 To: November 30, 2009
Net assets per investment unit	¥556,352	Net assets per investment unit	¥555,514
Net income per investment unit	¥18,297	Net income per investment unit	¥17,458
Net income per investment unit adjusted for dilutionary units is not stated as there are no dilutionary investment units.		Net income per investment unit adjusted for dilutionary units is not stated as there are no dilutionary investment units.

 (Note) The basis for calculating the net income per investment unit is as follows:
Previous Fiscal Period (for reference) From: December 1, 2008 To: May 31, 2009		Current Fiscal Period From: June 1, 2009 To: November 30, 2009
Net income (in thousand yen)	3,683,209	3,514,466
Amounts not attributable to common unitholders (in thousand yen)	--	--
Net income attributable to common investment units (in thousand yen)	3,683,209	3,514,466
Average number of investment units during the fiscal period (units)	201,300	201,300

(Notes on Subsequent Material Events)
Previous Fiscal Period (for reference) From: December 1, 2008 To: May 31, 2009	Current Fiscal Period From: June 1, 2009 To: November 30, 2009
None	None

VI. Statements of Cash Distributions

	Previous Fiscal Period (for reference) From: December 1, 2008 To: May 31, 2009	Current Fiscal Period From: June 1, 2009 To: November 30, 2009
I. Unappropriated retained earnings II. Amount of distributions (Amount of distributions per investment unit)	¥3,683,252,381 ¥3,683,186,100 (¥18,297)	¥3,514,532,850 ¥3,683,496,700 (¥17,459)
III. Retained earnings carried forward	¥66,281	¥36,150
Method for calculating distribution amount
Pursuant to its policy to distribute an amount in excess of 90% of the profits available for dividends as defined in Article 67-15 of the Act on Special Measures concerning Taxation, but no more than the unappropriated retained earnings (distributable amount)” as specified in Article 35, Paragraph 1 of UUR’s Articles of Incorporation, UUR decided to distribute almost the entire amount of unappropriated retained earnings of 3,683,186,100 yen, divided by the number of outstanding investment units (201,300). UUR will not distribute cash in excess of earnings as stipulated in Article 35, Paragraph 2 of the Articles of Incorporation.

Pursuant to its policy to distribute an amount in excess of 90% of the profits available for dividends as defined in Article 67-15 of the Act on Special Measures concerning Taxation, but no more than the unappropriated retained earnings (distributable amount)” as specified in Article 35, Paragraph 1 of UUR’s Articles of Incorporation, UUR decided to distribute almost the entire amount of unappropriated retained earnings of 3,514,496,700 yen, divided by the number of outstanding investment units (201,300). UUR will not distribute cash in excess of earnings as stipulated in Article 35, Paragraph 2 of the Articles of Incorporation.

VII. Statements of Cash Flows (for reference)
(in thousand yen)
	Previous Fiscal Period (for reference) From: December 1, 2008 To: May 31, 2009	Current Fiscal Period From: June 1, 2009 To: November 30, 2009
Cash Flows From Operating Activities
Income before income taxes	3,684,221	3,515,446
Depreciation and amortization	1,489,063	1,499,287
Interest income	(548)	(234)
Interest expense and interest expense on investment corporation bonds	781,407	818,741
Decrease (increase) in rent receivables	39,745	952
Decrease (increase) in consumption taxes refundable	236,235	--
Decrease (increase) in prepaid expenses	(188,963)	181,979
Decrease (increase) in long-term prepaid expenses	15,133	15,213
Increase (decrease) in trade accounts payable	(42,121)	(79,461)
Increase (decrease) in accrued expenses	(2,556)	12,874
Increase (decrease) in consumption taxes payable	199,113	(76,106)
Increase (decrease) in rent received in advance	1,188	(2,996)
Increase (decrease) in rent received in advance in trust	(1,083)	(8,933)
Increase (decrease) in deposit received	(449)	426
Increase (decrease) in deposit received in trust	(11,482)	1,824
Amortization of leasehold and security deposits received	(6,495)	(30,707)
Amortization of leasehold and security deposits received in trust	(42,285)	(24,832)
Other	1,952	464
Subtotal	6,151,627	5,823,938
Interest received	302	109
Interest paid	(828,550)	(788,704)
Income taxes paid	(860)	(950)
Net cash provided by operating activities	5,322,518	5,034,393
Cash Flows From Investing Activities
Purchases of property and equipment	(44,620)	(6,447)
Purchases of intangible assets	(5,685)	--
Purchases of property and equipment in trust	(2,081,684)	(409,086)
Proceeds from leasehold and security deposits received	1,057	13,473
Payments for leasehold and security deposits received	(28,048)	(21,144)
Proceeds from leasehold and security deposits received in trust	74,503	32,505
Payments for leasehold and security deposits received in trust	(177,432)	(113,022)

Net cash used in investing activities	(2,261,910)	(503,721)
Cash Flows From Financing Activities
Proceeds from long-term debt	11,100,000	--
Repayment of long-term debt	(9,400,000)	--
Distribution to unitholders	(3,356,018)	(3,683,241)
Net cash used in financing activities	(1,656,018)	(3,683,241)
Net Changes in Cash And Cash Equivalents	1,404,589	847,430
Cash and Cash Equivalents at Beginning of Period	15,059,071	16,463,661
Cash and Cash Equivalents at End of Period	16,463,661	17,311,091

(Note) The Statement of Cash Flows was prepared based on the Ministry of Finance’s regulations concerning terminology, forms and preparation methods (MOF Ordinance No. 59 of 1963), and is presented as reference material.

(Notes on Significant Accounting Policies)
	Previous Fiscal Period (for reference) From: December 1, 2008 To: May 31, 2009	Current Fiscal Period From: June 1, 2009 To: November 30, 2009
Scope of funds in the statements of cash flows
The funds (cash and cash equivalents) in the statements of cash flows consist of cash on hand and cash in trust, deposits that can be withdrawn at any time and deposits in trust, and short-term investments with a maturity of three (3) months or less from the date of acquisition, which are readily convertible to cash and bear only an insignificant risk of price fluctuation.
Same as left

(Notes to Statement on Cash Flows) (for reference)
	Previous Fiscal Period (for reference) From: December 1, 2008 To: May 31, 2009	Current Fiscal Period From: June 1, 2009 To: November 30, 2009
Relationship between cash and cash equivalents at end of period in the statements of cash flows and the amount stated in the balance sheets
 (in thousand yen)
(as of May 31, 2009)
Cash and bank deposits
6,363,932
Cash and bank deposits in trust
10,306,511
Trust deposits limited in application (Note)
(206,782)
Cash and cash equivalents
16,463,661
(Note) Trust deposits held for repayment of tenants’ leasehold deposits and guarantees.

 (in thousand yen)
(as of November 30, 2009)
Cash and bank deposits
6,833,211
Cash and bank deposits in trust
10,684,787
Trust deposits limited in application (Note)
(206,907)
Cash and cash equivalents
17,311,091
(Note) Trust deposits held for repayment of tenants’ leasehold deposits and guarantees.